Exhibit (c) (8)

Project Carbon EXCERPT OF DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE JUNE 12, 2022 | CONFIDENTIAL | PRELIMINARY DRAFT

Page 1. Selected Updates Since Prior Discussion Materials 2 Financial Projections Overview & Selected Updates 3 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 5. Disclaimer 22

Page 1. Selected Updates Since Prior Discussion Materials 2 Financial Projections Overview & Selected Updates 3 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 5. Disclaimer 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Overview of Financial Projections Overview of ModusLink Projections Overview of NOL, SC and Consolidated Projections In February 2021, ML management, in consultation with SC management, prepared a set of long - term projections for FY 2021 through FY 2025 which were subsequently reviewed by the SC Board. In July/August 2021, ML management, in consultation with SC management, prepared its annual budget for FY 2022, which was fin ali zed in October 2021 based on feedback from and subsequently approved by the SC Board (such final budget, the “ FY 2022 Budget ”). The projections for FY 2023 through FY 2025 remained unchanged based on ML management’s assessment of the longer - term business outlook. ML underperformed relative to its FY 2022 Budget during the first fiscal quarter, with ML management also observing headwinds th at they believed would translate into near - term pressure on financial results. Accordingly, in December 2021, ML management 1 updated its forecast for FY 2022 (the “ FY 2022 2Q Forecast ”), but left its projections unchanged for FY 2023 to FY 2025. In the second fiscal quarter, ML continued to underperform relative to its FY 2022 Budget (VAR was ~5% lower than budgeted) b ut outperformed the FY 2022 2Q Forecast (VAR was ~3% higher than estimated). In February 2022, ML management 1 updated its forecast for FY 2022 (the “ FY 2022 3Q Forecast ”), which contemplated a slower than previously estimated ramp - up of new customer accounts but maintained effectively the same full - year E BITDA level relative to the FY 2022 2Q Forecast. Projections for FY 2023 to FY 2025 remained unchanged. In the third fiscal quarter, ML continued to face headwinds with new customer conversion, driving VAR underperformance relati ve to the FY 2022 Budget (~11%) and the FY 2022 3Q Forecast (~2%). In May 2022, ML management 1 updated its forecast for FY 2022 (the “ Current FY 2022 Forecast ”) to reflect the latest outlook, which contemplates a slower ramp - up of new customer accounts and lower EBITDA relative to the FY 2022 3Q Forecast. Projections f or FY 2023 to FY 2025 remained unchanged. The Current FY 2022 Forecast, together with the FY 2023 to FY 2025 projections, which have been authorized by the Special Com mit tee for Houlihan Lokey’s use in these discussion materials, are referred to herein as the “ ML Projections ”. In February 2021, SC management prepared corporate expense projections for FY 2021 through FY 2025, with the FY 2022 projecti ons subsequently updated in connection with the annual budgeting process that was finalized in October 2021 (and FY 2023 – FY 2025 projections remaining unc hanged). Such figures are referred to herein as the “ Pre - IWCO Disposition Corporate Expense Projections ”. In May 2022, SC management revised such projections to reflect corporate savings opportunities identified at Steel Connect following the disposition of IWCO. Such projections, as authorized by the S pec ial Committee for Houlihan Lokey’s use in these discussion materials, are referred to herein as the “ Corporate Expense Projections ”. Following the disposition of IWCO as well as the preparation of the updated Corporate Expense Projections, SC and ML manageme nts prepared revised taxable income projections and NOL utilization assumptions, which were authorized by the Special Committee for Houlihan Lokey’s use in these discussion materials. Such projections are referred to herein as the “ NOL Projections ”. The Corporate Expense Projections, together with the ML Projections and the NOL Projections, are referred to herein as the “ Consolidated Projections ”. 1. The FY 2022 2Q Forecast, FY 2022 3Q Forecast and Current FY 2022 Forecast were prepared by ML management in consultation w ith SC management and reviewed by the SC Board. Source: ML and SC managements. 4

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink Financial Performance Update: 3Q FY 2022 Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. Q refers to Quarter. VAR refers to Value - Added Revenue. Source: ML management. (dollars in millions) 3Q FY 2022 Actuals vs. FY 2022 Budget and FY 2022 3Q Forecast Selected Variance Observations • VAR underperformed the FY 2022 3Q Forecast by 2%, driven by lower - than - expected conversion of new business opportunities • EBITDA outperformed the FY 2022 3Q Forecast (but was still below the FY 2022 Budget) as a result of continued implementation of temporary cost - cutting measures 3Q FY 2022 Base VAR $25.9 $25.0 ($0.9) $23.8 $25.0 $1.2 New VAR 4.8 2.3 (2.5) 4.0 2.3 (1.7) VAR $30.7 $27.2 ($3.5) $27.8 $27.2 ($0.6) Gross Profit $11.4 $9.2 ($2.2) $9.2 $9.2 $0.0 % of VAR 37.1% 34.0% -3.1% 33.1% 34.0% 0.9% Adjusted EBITDA $3.5 $2.5 ($1.0) $1.4 $2.5 $1.1 % of VAR 11.4% 9.1% -2.3% 5.0% 9.1% 4.0% Variance FY 2022 Budget Actuals Variance FY 2022 3Q Forecast Actuals 5

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW FY 2022E Base VAR $23.6 $27.1 $25.0 $25.8 $101.5 New VAR 1.7 1.6 2.3 4.7 10.3 VAR $25.3 $28.6 $27.2 $30.7 $111.8 Gross Profit $9.4 $10.9 $9.2 $9.9 $39.4 % of VAR 37.2% 38.1% 34.0% 32.1% 35.2% Adjusted EBITDA $2.1 $4.0 $2.5 $2.3 $10.9 % of VAR 8.2% 13.9% 9.1% 7.6% 9.7% Q2 Actuals FY EstimatedQ1 Actuals Q4 EstimatedQ3 Actuals ModusLink Outlook Observations: Current FY 2022 Forecast Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. 1. Adjusted EBITDA variance not referenced due to insufficient information related to adjustments. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. Q refers to Quarter. VAR refers to Value - Added Revenue. Source: ML management, ML Projections. (dollars in millions) Current FY 2022 Forecast & Performance – Quarterly Observations While the Current FY 2022 Forecast contemplates a rebound in VAR performance in 4Q 2022 supported by an uptick in new business, New VAR forecasts for 4Q 2022 are down by ~$5 million relative to 4Q estimates in the FY 2022 3Q Forecast due to challenges in converting prospects into new customers, as well as on - boarding delays The Current FY 2022 Forecast contemplates lower margins for 4Q 2022 due in part to customer mix ML management has indicated that based on preliminary results, May VAR and gross profit performance registered ~$0.2 million and nearly ~$1.0 million, respectively, above May expectations in the Current FY 2022 Forecast 1 6

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink Outlook Observations: Current FY 2022 Forecast (cont.) Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. 1. In the prior Special Committee Discussion Materials dated 4/4/2022, the then - current FY 2022 3Q Forecast for Adjusted EBITDA was shown as $12.5 million; that figure has since been updated to $12.8 million, as shown above, based on additional information received from SC and ML management regarding EBITDA adjustments. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. VAR refers to Value - Added Revenue. Source: ML management, ML Projections. (dollars in millions) Selected Observations • Relative to the FY 2022 3Q Forecast, the Current FY 2022 Forecast contemplates a decline in new business VAR, resulting in a downward revision to gross profit and EBITDA for FY 2022 • VAR and profit forecasts have declined repeatedly throughout FY 2022 amid sustained headwinds in the business Current FY 2022 Forecast vs. FY 2022 Budget, FY 2022 2Q Forecast, and FY 2022 3Q Forecast FY 2022E Forecast Base VAR $105.5 $98.5 $99.9 $101.5 $1.6 New VAR 15.5 21.2 16.9 10.3 (6.6) VAR $121.0 $119.7 $116.8 $111.8 ($5.0) Gross Profit $47.1 $42.6 $42.7 $39.4 ($3.3) % of VAR 38.9% 35.6% 36.6% 35.2% -1.3% Adjusted EBITDA 1 $15.3 $12.4 $12.8 $10.9 ($1.9) % of VAR 12.6% 10.3% 10.9% 9.7% -1.2% FY 2022 3Q Forecast FY 2022 2Q Forecast FY 2022 Budget Current FY 2022 Forecast Change (Current vs. 3Q Forecast) 7

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Projected FY Ending July 31, Projected FY Ending July 31, Projected FY Ending July 31, 2022E 2023E 2022E 2023E 2022E 2023E Management Salary and Wages [2] ($3.4) ($3.7) ($2.5) ($2.2) $0.9 $1.5 Board Fees ($1.1) ($1.1) ($1.2) ($1.0) ($0.1) $0.1 Other Professional Fees [3] ($1.5) ($1.5) ($2.8) ($1.6) ($1.3) ($0.0) Tax and Other Expenses ($1.0) ($0.8) ($0.7) ($0.8) $0.3 $0.0 Total Corporate Operating Expenses ($7.1) ($7.2) ($7.2) ($5.6) ($0.1) $1.6 Pre-IWCO Disposition Corporate Expense Projections Corporate Expense Projections (Current) [1] Difference Corporate Expense Projections Comparison 1. Comparison focuses on FY 2022 and FY 2023, as FY 2023 approximates annual run - rate, per SC management. 2. Includes salary and wages for employees at Steel Connect (in the Pre - IWCO Disposition Corporate Expense Projections), as well as Steel Partners shared services fee, which reflects salaries of Steel Partners employees based on allocation of time for functions performed for the benefit of Steel Connect. 3. Includes legal fees, auditor fees, investor relations fees, and stock market fees, among other professional fees. 4. SC management has indicated that audit fees at Steel Connect are expected to increase following the disposition of IWCO, as c ert ain audit costs that were previously allocated to IWCO will now be allocated to Steel Connect, relating to additional audit work that will need to be conducted at the SC level. E refers to Estimated. FY refers to Fiscal Year. Source: Steel Connect management, Corporate Expense Projections. (dollars in millions) A Selected Observations The current Corporate Expense Projections reflect a ~$1.5 million reduction to run - rate SC management salary and wages in FY 202 3, as SC increases the use of shared SP resources to manage the entity and eliminates dedicated SC headcount. Board fees, as well as tax and other expenses, are projected to remain in - line with the Pre - IWCO Disposition Corporate Expense P rojections. FY 2023 professional fees, which approximate an annual run - rate per SC management, are projected to remain in - line with the Pre - IWCO Disposition Corporate Expense Projections, with certain identified cost savings offset by increases in other professional fees following the disposition of IWCO 4 . B C A B C B SC management has updated its Corporate Expense Projections to reflect its latest estimate of corporate savings opportunities at Steel Connect following the disposition of IWCO. FY 2024 and FY 2025 projections reflect same $1.6mm annual variance observed for FY 2023 projections, which approximate annual run - rate, per SC management. 8

Page 1. Selected Updates Since Prior Discussion Materials 2 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 5. Disclaimer 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Fiscal Year Ended July 31, LTM Ended Fiscal Year Ending July 31, CAGR CAGR 2019 2020 2021 4/30/2022 2022E 2023E 2024E 2025E 2019 to 2021 2021 to 2025E Revenue $332.9 $338.5 $226.3 $197.9 $201.0 $240.3 $249.5 $259.3 -17.6% 3.5% Growth % 1.7% -33.1% -11.1% 19.5% 3.8% 3.9% Cost of Materials (191.4) (190.3) (109.0) (91.9) (89.2) (116.8) (121.3) (126.0) VAR $141.5 $148.2 $117.2 $106.0 $111.8 $123.5 $128.3 $133.3 -9.0% 3.3% Growth % 4.7% -20.9% -4.6% 10.4% 3.8% 3.9% % of Revenue 42.5% 43.8% 51.8% 53.6% 55.6% 51.4% 51.4% 51.4% Cost of Goods Sold (106.0) (84.4) (69.5) (68.0) (72.4) (74.1) (77.0) (80.0) Gross Profit $35.5 $63.8 $47.7 $38.0 $39.4 $49.4 $51.3 $53.3 15.9% 2.8% % of Revenue 10.7% 18.8% 21.1% 19.2% 19.6% 20.6% 20.6% 20.6% % of VAR 25.1% 43.0% 40.7% 35.8% 35.2% 40.0% 40.0% 40.0% Operating Expenses (39.3) (35.8) (39.1) (33.0) (30.8) (35.4) (35.4) (35.4) Depreciation and Amortization 5.6 4.1 3.4 2.5 2.2 3.5 3.5 3.5 Total Adjustments [1] 7.2 2.4 5.3 2.1 0.0 0.0 0.0 0.0 Adjusted EBITDA $9.1 $34.4 $17.3 $9.6 $10.9 $17.5 $19.4 $21.4 38.1% 5.5% Growth % 279.7% -49.8% -37.0% 60.9% 10.8% 10.3% % of Revenue 2.7% 10.2% 7.6% 4.8% 5.4% 7.3% 7.8% 8.3% % of VAR 6.4% 23.2% 14.7% 9.0% 9.7% 14.2% 15.1% 16.1% Depreciation and Amortization (5.6) (4.1) (3.4) (2.5) (2.2) (3.5) (3.5) (3.5) Adjusted EBIT $3.4 $30.3 $13.9 $7.1 $8.7 $14.0 $15.9 $17.9 101.7% 6.6% Growth % 788.2% -54.2% -37.4% 61.4% 13.5% 12.6% % of Revenue 1.0% 8.9% 6.1% 3.6% 4.3% 5.8% 6.4% 6.9% ModusLink Historical and Projected Financial Information 1. Total Adjustments: Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms; CAGR refers to Compound Annual Growth Rate; E refers to Estimated; FY refers to Fiscal Year; VAR refers to Value - Added Revenue. Source: SC and ML managements, historical figures per SC and ML managements and public filings; projected figures per ML Proj ect ions. (dollars in millions) Severance 1.0 3.1 (0.1) 0.0 (0.0) 0.0 0.0 0.0 Provision for Asset Impairment 3.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Bad Debt Expense 0.9 0.2 (0.0) 0.1 (0.0) 0.0 0.0 0.0 Cyber-Attack Impact 1.5 (0.7) 0.0 0.0 0.0 0.0 0.0 0.0 Penalties & Fines 0.8 (0.2) (0.0) (0.1) (0.0) 0.0 0.0 0.0 SAP Project Costs 0.0 0.0 2.6 0.8 0.0 0.0 0.0 0.0 France / Hungary non-cash charge 0.0 0.0 1.6 0.0 0.0 0.0 0.0 0.0 eBusiness PCL charge 0.0 0.0 1.2 0.8 (0.5) 0.0 0.0 0.0 Other Income 0.0 0.0 0.0 0.5 0.5 0.0 0.0 0.0 Total Adjustments $7.2 $2.4 $5.3 $2.1 $0.0 $0.0 $0.0 $0.0 10

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink: Selected Companies Analysis (dollars in millions, except per share values) Note: No company used in this analysis for comparative purposes is identical to ModusLink. 1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalent s. 2. Based on closing prices as of 6/9/22. 3. Based on diluted shares. 4. Multiples based on forward looking financial information have been calendarized to ModusLink’s fiscal year end of July 31 for al l of the selected companies, except for Jabil Inc., whose fiscal year end is August 31. 5. Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisition of Cli pper Logistics plc, due to the lack of pro forma historical financial information being publicly available and consensus estimates that are not pro forma for the acquisition. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. E refers to Estimated. FY refers to Fiscal Year. LTM refers to the most recently completed 12 - month period for which financial information has been made public. Source: Bloomberg, Capital IQ and public filings. Share Equity Market Enterprise Enterprise Value [1] to Adjusted EBITDA Selected Company Price [2] Value [2,3] Value [2,3] LTM FY 2022E [4] FY 2023E [4] Celestica Inc. $11.02 $1,509.7 $1,814.4 5.7x 5.3x 4.2x CJ Logistics Corporation $95.90 $1,912.7 $3,568.5 5.2x 5.3x 4.8x Deutsche Post AG $38.15 46,619.7 62,525.9 5.7x 5.4x 4.8x FedEx Corporation $217.00 56,999.0 71,443.0 6.9x 6.5x 6.0x Flex Ltd. $16.85 8,111.5 9,422.5 6.4x 6.0x 5.1x GXO Logistics, Inc. [5] $52.12 6,064.2 6,725.2 11.2x 10.4x 8.7x Jabil Inc. $60.97 9,108.5 10,897.5 5.2x 4.5x 4.3x Kerry Logistics Network Limited $2.30 4,160.4 4,190.3 5.2x 5.3x 5.9x Kuehne + Nagel International AG $231.99 27,944.9 25,212.0 6.3x 6.8x 7.1x United Parcel Service, Inc. $176.55 154,671.5 164,025.5 9.9x 9.9x 9.4x Wincanton plc $4.65 583.4 578.8 6.1x 5.2x 3.9x Low 5.2x 4.5x 3.9x High 11.2x 10.4x 9.4x Median 6.1x 5.4x 5.1x Mean 6.7x 6.4x 5.8x 11

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink : Selected Benchmarking Data Note: No company shown for comparative purposes is identical to ModusLink; certain selected companies do not report VAR. Note: Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisiti on of Clipper Logistics plc, due to the lack of pro forma historical financial information being publicly available and consensus estimates that are not pro forma for the acquisition. 1. Based on public trading prices of common stock. 2. Represents FY 2022E Capital Expenditures to FY 2022E Revenue. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non - recurring items. Depr. refers to Depreciation. E refers to Estimated. FY refers to Fiscal Year. LTM refers to the most recently completed 12 - month period for which financial information has been made public, other than for M odusLink, in which case LTM refers to Latest 12 Months. Source: Bloomberg, Capital IQ, SC and ML managements, public filings, and ML Projections. Size Size [1] Revenue Growth Revenue Growth (LTM Revenue, millions) (Enterprise Value as of 6/9/22, millions) (FY 2019 to FY 2021 Revenue) (FY 2021 to FY 2023E Revenue) Name Value Name Value Name Value Name Value United Parcel Service, Inc. $98,757.0 United Parcel Service, Inc. $164,025.5 Kerry Logistics Network Limited 20.3% GXO Logistics, Inc. 8.9% FedEx Corporation $91,683.0 FedEx Corporation $71,443.0 Kuehne + Nagel International AG 15.6% Kuehne + Nagel International AG 7.9% Deutsche Post AG $91,130.1 Deutsche Post AG $62,525.9 United Parcel Service, Inc. 12.1% Celestica Inc. 6.1% Kuehne + Nagel International AG $37,739.5 Kuehne + Nagel International AG $25,212.0 FedEx Corporation 10.9% Kerry Logistics Network Limited 5.7% Jabil Inc. $30,744.0 Jabil Inc. $10,897.5 GXO Logistics, Inc. 8.9% Wincanton plc 5.6% Flex Ltd. $26,041.0 Flex Ltd. $9,422.5 Jabil Inc. 7.6% Jabil Inc. 5.2% Kerry Logistics Network Limited $10,059.3 GXO Logistics, Inc. $6,725.2 Deutsche Post AG 7.5% Flex Ltd. 4.9% CJ Logistics Corporation $9,120.5 Kerry Logistics Network Limited $4,190.3 Wincanton plc 3.3% FedEx Corporation 4.9% GXO Logistics, Inc. $8,201.0 CJ Logistics Corporation $3,568.5 CJ Logistics Corporation 2.2% Deutsche Post AG 4.3% Celestica Inc. $5,966.7 Celestica Inc. $1,814.4 Flex Ltd. 1.2% United Parcel Service, Inc. 4.2% Wincanton plc $1,779.9 Wincanton plc $578.8 Celestica Inc. -4.3% CJ Logistics Corporation 3.6% ModusLink $197.9 ModusLink -17.6% ModusLink 3.1% Adjusted EBITDA Growth Adjusted EBITDA Growth Profitability Profitability (FY 2019 to FY 2021 Adjusted EBITDA) (FY 2021 to FY 2023E Adjusted EBITDA) (LTM Adjusted EBITDA to LTM Revenue) (FY 2022E to FY 2023E Average Adjusted EBITDA Margin) Name Value Name Value Name Value Name Value Kuehne + Nagel International AG 38.4% Wincanton plc 21.3% United Parcel Service, Inc. 16.8% United Parcel Service, Inc. 16.6% ModusLink 38.1% Celestica Inc. 16.3% Deutsche Post AG 12.0% Deutsche Post AG 13.6% Kerry Logistics Network Limited 24.3% GXO Logistics, Inc. 14.6% FedEx Corporation 11.3% FedEx Corporation 11.9% Deutsche Post AG 18.9% Kuehne + Nagel International AG 13.2% Kuehne + Nagel International AG 10.6% Kuehne + Nagel International AG 10.0% United Parcel Service, Inc. 18.3% Deutsche Post AG 11.9% Kerry Logistics Network Limited 8.0% GXO Logistics, Inc. 8.0% FedEx Corporation 12.2% Jabil Inc. 9.1% CJ Logistics Corporation 7.5% CJ Logistics Corporation 7.5% Jabil Inc. 12.0% Flex Ltd. 7.1% GXO Logistics, Inc. 7.4% Jabil Inc. 7.4% Celestica Inc. 10.0% United Parcel Service, Inc. 7.0% Jabil Inc. 6.8% Kerry Logistics Network Limited 7.4% Flex Ltd. 8.2% FedEx Corporation 6.3% Flex Ltd. 5.6% Wincanton plc 7.0% GXO Logistics, Inc. 7.4% CJ Logistics Corporation 5.2% Celestica Inc. 5.4% ModusLink 6.4% CJ Logistics Corporation 3.3% Kerry Logistics Network Limited 4.6% Wincanton plc 5.3% Flex Ltd. 6.2% Wincanton plc -2.2% ModusLink 0.7% ModusLink 4.8% Celestica Inc. 5.9% Profitability Profitability Relative Depreciation Internal Investment (LTM Adjusted EBIT to LTM Revenue) (FY 2022E to FY 2023E Average Adjusted EBIT Margin) (LTM Depr. to LTM Adjusted EBITDA) (LTM Capital Expenditures to LTM Revenue) Name Value Name Value Name Value Name Value United Parcel Service, Inc. 13.8% United Parcel Service, Inc. 13.6% Kuehne + Nagel International AG 6.5% Kuehne + Nagel International AG 0.5% Kuehne + Nagel International AG 9.9% Deutsche Post AG 9.5% Kerry Logistics Network Limited 11.7% Wincanton plc 0.8% Deutsche Post AG 9.8% Kuehne + Nagel International AG 8.2% Wincanton plc 14.1% Celestica Inc. 0.9% Kerry Logistics Network Limited 7.1% FedEx Corporation 7.6% United Parcel Service, Inc. 18.0% Flex Ltd. 1.7% FedEx Corporation 7.0% Kerry Logistics Network Limited 5.9% Deutsche Post AG 18.4% CJ Logistics Corporation 1.7% Wincanton plc 4.6% ModusLink 5.1% ModusLink 25.9% ModusLink [2] 1.9% Jabil Inc. 3.8% Wincanton plc 4.7% Celestica Inc. 31.2% Kerry Logistics Network Limited 2.6% Flex Ltd. 3.8% Jabil Inc. 4.5% Flex Ltd. 32.9% GXO Logistics, Inc. 3.0% Celestica Inc. 3.7% Flex Ltd. 4.4% FedEx Corporation 37.9% Jabil Inc. 3.9% ModusLink 3.6% GXO Logistics, Inc. 4.3% Jabil Inc. 43.6% United Parcel Service, Inc. 4.0% CJ Logistics Corporation 3.4% Celestica Inc. 4.2% CJ Logistics Corporation 55.0% Deutsche Post AG 4.4% GXO Logistics, Inc. 3.3% CJ Logistics Corporation 3.5% GXO Logistics, Inc. 55.1% FedEx Corporation 6.6% 12

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink : Selected Transactions Analysis Note: No company used in this analysis for comparative purposes is identical to ModusLink, and no transaction used in this an aly sis for comparative purposes is identical to the Transaction. 1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity pric e a nd other public information available at the time of the announcement. 2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction. 3. Per Wall Street equity research, the intermodal business of XPO Logistics, Inc. has an estimated EBITDA of ~$70 million, w hic h implies an EBITDA multiple of ~10.1x. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. NA refers to Not Available. NMF refers to Not Meaningful Figure. Sources: Capital IQ, public filings, press releases. (dollars in millions) Transaction Value / LTM Adjusted Transaction LTM Adjusted EBITDA Announced Effective Target Acquiror Value [1] EBITDA [2] Margin % [2] CLG3/25/2022 Intermodal Business of XPO Logistics, Inc. STG Logistics, Inc. $710.0 # NANA NA [3] CLG5/24/2022 Clipper Logistics plc GXO Logistics, Inc. $1,257.7 # 20.0x 5.8% KLI4/4/2022 Kane Logistics, Inc. ID Logistics Group SA $240.0 # NANA NA LFLPending LF Logistics Holdings Limited A.P. Møller - Mærsk A/S $3,860.0 # 16.4x 18.1% WHIP1/1/2022 Whiplash Inc. Ryder System, Inc. $480.0 # NANA NA ECHO11/23/2021 Echo Global Logistics, Inc The Jordan Company, L.P. $1,340.4 # 13.2x 3.2% BCEH10/1/2021 B2C Europe Holding B.V. A.P. Møller - Mærsk A/S $86.0 # 11.0x NA VSCM8/6/2021 Visible Supply Chain Management, LLC A.P. Møller - Mærsk A/S $838.0 # 13.0x NA Trans11/15/2021 Transplace Inc Uber Freight LLC $2,250.0 # NMFNMF NA IPLPending Imperial Logistics Limited DP World Limited $1,237.4 # 6.1x 5.6% Syncreon Syncreon.Us Inc. DP World Limited $1,200.0 NA NA 6/30/2021 Quad Logistics Services, LLC Mullen Group Ltd. $40.0 8.0x NA AGI Agility Global Integrated Logistics DSV Panalpina A/S $4,200.0 16.3x 6.4% Lasership Lasership, Inc. American Securities LLC $1,700.0 13.0x NA AIT AIT Worldwide Logistics, Inc. The Jordan Company, L.P. $1,200.0 NA NA Ingram Ingram Micro Inc. Platinum Equity, LLC $7,200.0 6.9x 2.3% Performance Performance Team LLC A.P. Møller - Mærsk A/S $545.0 6.1x 17.1% PDS Prime Distribution Services, Inc. C.H. Robinson Worldwide, Inc. $225.0 NA NA CaseStack CaseStack, Inc. Hub Group, Inc. $255.0 11.6x 9.1% APL APL Logistics Ltd Kintetsu World Express, Inc. $1,200.0 15.0x 4.8% FSCDS FedEx Supply Chain Distribution System, Inc. FedEx Corporation $1,380.0 NA NA New Breed New Breed Holding Company XPO Logistics, Inc. $615.0 8.0x 12.9% Low $40.0 6.1x 2.3% High $7,200.0 20.0x 18.1% Median $1,200.0 12.3x 6.1% Mean $1,457.2 11.8x 8.5% 1/30/2015 9/2/2014 3/2/2020 7/7/2021 1/4/2020 12/3/2018 5/29/2015 12/9/2020 02/19/2020 1/28/2020 11/5/2018 2/17/2015 12/15/2014 7/29/2014 5/12/2021 5/12/2021 3/17/2021 3/17/2021 7/1/2021 Pending 4/27/2021 8/16/2021 6/30/2021 7/22/2021 7/8/2021 8/6/2021 8/6/2021 9/10/2021 3/25/2022 2/20/2022 2/14/2022 12/22/2021 12/13/2021 13

Page 1. Selected Updates Since Prior Discussion Materials 2 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 5. Disclaimer 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Transaction Implied Premiums to Historical Stock Trading Prices (dollars per share in actuals) 1. Closing prices per Capital IQ. VWAP based on trading information, per Bloomberg as of 6/9/22. 2. Reflects the closing stock price on June 1, 2022, immediately prior to public announcement of the Final Proposal. “Final Proposal” refers to final, non - binding expression of interest from Steel Partners on May 27, 2022 (based on cash consider ation of $1.35 per share and ModusLink CVR), which was publicly announced on 6/1/22 after market close. “Revised Proposal” refers to the revised, non - binding expression of interest from Steel Partners on March 24, 2022 (based on cas h consideration of $1.30 per share), which was publicly announced on 3/28/22 after market close. “Initial Proposal” refers to the initial, non - binding expression of interest from Steel Partners on November 19, 2020 (based on consideration per share of $0.65 to $0.72), which was publicly announced the same day after market close. VWAP refers to Volume - Weighted Average Price. Source: Capital IQ and Bloomberg. Implied Premium of Per Share Cash Trading Period Selected Merger Consideration As of 6/9/22 Metric [1] over Selected Metric Unaffected Date Closing (6/1/22) $1.22 10.7% [2] 1-Day Closing Price $1.27 6.3% 10-Day VWAP $1.25 7.8% 20-Day VWAP $1.21 11.4% 30-Day VWAP $1.23 10.1% 2-Month VWAP $1.25 8.1% 3-Month VWAP $1.24 8.9% 6-Month VWAP $1.28 5.2% 12-Month VWAP $1.64 (17.6%) Since Final Proposal (6/1/22) VWAP $1.27 6.1% Since Revised Proposal (3/28/22) VWAP $1.25 8.4% Since IWCO Disposition (2/25/22) VWAP $1.25 7.6% Since Initial Proposal (11/19/20) VWAP $1.91 (29.5%) 52-Week High - 10/14/21 Closing $2.40 (43.8%) 52-Week Low - 2/23/22 Closing $1.00 35.0% 15

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW 0.0% 15.3% 84.2% 0.5% 0.0% 0.0% 0.0 0.0 0.1 0.0 0.0 0.0 $1.05- $1.15 $1.15- $1.25 $1.25- $1.35 $1.35- $1.45 $1.45- $1.55 $1.55- $1.65 0.6% 50.1% 46.4% 2.8% 0.0% 0.0% 0.0 2.4 2.2 0.1 0.0 0.0 $1.05- $1.15 $1.15- $1.25 $1.25- $1.35 $1.35- $1.45 $1.45- $1.55 $1.55- $1.65 3 - Month High: $1.50 3 - Month Low: $1.13 0.0 5.0 10.0 15.0 20.0 25.0 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 11/19/20 12/19/20 1/19/21 2/19/21 3/19/21 4/19/21 5/19/21 6/19/21 7/19/21 8/19/21 9/19/21 10/19/21 11/19/21 12/19/21 1/19/22 2/19/22 3/19/22 4/19/22 5/19/22 Volume (millions) Closing Price ($) Volume Price Recent Stock Performance Stock Performance Since Initial Proposal (11/19/20) Last Three Months 1 Since Final Proposal (6/1/22) 1 (shares in millions) (shares in millions) Intraday High : $ 1 . 50 Intraday Low : $ 1 . 13 Intraday High : $ 1 . 36 Intraday Low : $ 1 . 20 1. Based on the closing price in one - minute intervals as provided by Bloomberg and the amount of volume transacted during that i ntraday window. 2. Per Bloomberg, reflects the number of shares traded over the period that are included for purposes of the VWAP calculation s. FY refers to Fiscal Year. Q refers to Quarter. VWAP refers to Volume - Weighted Average Price. Source: Bloomberg and Capital IQ as of 6/9/22. Indicates Earnings Announcement Q1 FY 21 Q2 FY 21 Q3 FY 21 Q4 FY 21 Q2 FY 22 Announcement of IWCO Disposition (2/25/22) VWAP Volume 2 : 4.7 million VWAP: $1.24 VWAP Volume 2 : 0.1 million VWAP: $1.27 Q1 FY 22 Announcement of Revised Proposal (3/28/22) Announcement of Final Proposal (6/1/22) 16

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Relative Total Shareholder Return Information (Last 3 Years) 1. Since March 28, 2022, the last trading day prior to public announcement of the Revised Proposal. 2. Since June 1, 2022, the last trading day prior to public announcement of the Final Proposal. 3. ModusLink Selected Companies Index includes Celestica, Inc., CJ Logistics Corporation, Deutsche Post AG, FedEx Corporation, Flex Ltd., GX O Logistics, Inc., Jabil Inc., Kerry Logistics Network Limited, Kuehne + Nagel International AG, United Parcel Service, Inc., and Wincanton plc. Source: Capital IQ as of 6/9/22. Total Shareholder Return -100% -75% -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% 250% Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Steel Connect, Inc. S&P 500 Index (Total Return) Steel Partners Holdings L.P. ModusLink Selected Companies Index [3] Three-Year Two-Year One-Year Since Revised Since Final Return Return Return Proposal (3/28/22) [1] Proposal (6/1/22) [2] Steel Connect, Inc. -30.2% 76.0% -40.7% 9.5% 4.1% S&P 500 Index (Total Return) 46.3% 29.1% -3.4% -11.9% -2.0% Steel Partners Holdings L.P. 203.7% 545.6% 52.6% -1.7% -1.7% ModusLink Selected Companies Index [3] 42.6% 35.7% -27.3% -14.9% -4.1% 17

Page 1. Selected Updates Since Prior Discussion Materials 2 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 Selected Ownership Information 19 5. Disclaimer 22

Page 1. Selected Updates Since Prior Discussion Materials 2 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 Selected Ownership Information 19 5. Disclaimer 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Ownership Summary Steel Connect 1. Includes (i) 17.9 million shares of common stock underlying the Company’s Series C Convertible Preferred Stock and (ii) 6.3 m ill ion shares of common stock underlying the Company’s Convertible Senior Notes, both of which are owned by Steel Partners, presented on an as - converted basis. Based on total common s hares outstanding as of June 1, 2022, per SC management. 2. Source: Capital IQ. Denotes ownership of Steel Partners’ 13D group. Source: Capital IQ, Bloomberg, public filings, SC management. (shares outstanding in millions) As-Converted Shares [1] Holder Shares % Outstanding Steel Partners Holdings L.P. [1] 42.3 50.1% Warren Lichtenstein (Executive Chairman & Interim CEO) 1.6 1.9% Jack Howard (Director) 0.9 1.0% Glen Kassan (Vice Chairman) 0.4 0.5% Other Current / Former Directors and Executive Officers [2] 1.7 2.0% Steel Partners and Other Insiders 46.8 55.4% GAMCO Investors, Inc. (NYSE:GBL) 2.6 3.0% 6.8% Renaissance Technologies LLC 2.2 2.6% 5.8% The Vanguard Group, Inc. 1.9 2.2% 5.0% BlackRock, Inc. (NYSE:BLK) 1.0 1.2% 2.7% Bridgeway Capital Management, LLC 0.3 0.3% 0.7% Bank of America Corporation 0.2 0.3% 0.6% Geode Capital Management, LLC 0.2 0.3% 0.6% Other Public Shareholders 29.3 34.6% 77.7% Total Public Float [2] 37.7 44.6% 100.0% Total As-Converted Shares [1] 84.5 100.0% % of Unafilliated 20

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Recent Trading Activity by Shareholder Largest Steel Connect Shareholders (Excluding Steel Partners and Other Insiders) Note: Net Shares Added / (Deducted) is shown through Q1 CY 2022. CY refers to Calendar Year; Q refers to Quarter; VWAP refers to Volume - Weighted Average Price. Source: Capital IQ, Bloomberg, public filings. (dollars and shares in actuals) % of Latest Total Net Shares Added / (Deducted) by Quarter Stockholder Shareholdings Float Q2 CY 2020 Q3 CY 2020 Q4 CY 2020 Q1 CY 2021 Q2 CY 2021 Q3 CY 2021 Q4 CY 2021 Q1 CY 2022 GAMCO Investors, Inc. 2,553,000 6.8% 552,000 1,610,920 (7,422) (511,799) (278,050) 19,351 - - % of Holdings Traded 47.3% 93.7% (0.2%) (15.4%) (9.9%) 0.8% 0.0% 0.0% Renaissance Technologies LLC 2,199,315 5.8% 283,239 121,943 293,441 (91,033) (102,444) (114,404) (125,800) (97,881) % of Holdings Traded 13.9% 5.3% 12.0% (3.3%) (3.9%) (4.5%) (5.2%) (4.3%) The Vanguard Group, Inc. 1,901,359 5.0% (102,386) (146,947) (21,801) 1,228,031 31,156 61,779 54,115 (8,108) % of Holdings Traded (12.7%) (20.9%) (3.9%) 229.8% 1.8% 3.4% 2.9% (0.4%) BlackRock, Inc. 1,024,979 2.7% (81,325) 15 1,275 2,180 (72,226) (599) 6,497 (13,540) % of Holdings Traded (6.9%) 0.0% 0.1% 0.2% (6.5%) (0.1%) 0.6% (1.3%) Bridgeway Capital Management, Inc. 262,845 0.7% (250,600) (43,000) (35,200) (46,155) 68,700 - - (12,000) % of Holdings Traded (43.1%) (13.0%) (12.2%) (18.3%) 33.3% 0.0% 0.0% (4.4%) Bank of America Corporation 243,500 0.6% - 1,220 (1,220) - 310 12,216 157,303 73,671 % of Holdings Traded 0.0% New Position (100.0%) 0.0% New Position 3940.6% 1255.8% 43.4% Geode Capital Management, LLC 232,624 0.6% - - - 29,080 13,335 - - - % of Holdings Traded 0.0% 0.0% 0.0% 15.3% 6.1% 0.0% 0.0% 0.0% VWAP During Quarter $0.58 $0.56 $0.74 $2.14 $2.01 $1.90 $1.79 $1.25 High Closing Stock Price During Quarter $0.87 $0.67 $0.98 $2.67 $2.21 $2.07 $2.40 $1.57 Low Closing Stock Price During Quarter $0.46 $0.51 $0.51 $0.77 $1.79 $1.64 $1.31 $1.00 21

Page 1. Selected Updates Since Prior Discussion Materials 2 2. Financial Analyses: ModusLink 9 3. Selected Public Market Observations 14 4. Appendices 18 5. Disclaimer 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Steel Connect, Inc . (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company . This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith . Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials . The materials are for discussion purposes only . Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials . The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee . The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent . Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure . However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws . For this purpose, the tax treatment of a transaction is the purported or claimed U . S . income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U . S . income or franchise tax treatment of the transaction . If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent . Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters . Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee . The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials . Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter . The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required . The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party . The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company . Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee . In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party . The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates . The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description . Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor . Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques . Accordingly, the analyses contained in the materials must be considered as a whole . Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view . The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction . Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable . Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold . The materials do not constitute a valuation opinion or credit rating . The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise . Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party . In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law . Disclaimer 23

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable . The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material . Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based . The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose . Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading . In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents . The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency . The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services . In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co - invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction . Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation . Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company . Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials . Disclaimer (cont.) 24

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW 25 CORPORATE FINANCE FINANCIAL RESTRUCTURING FINANCI AL AND VALUATION ADVISORY HL .com

Project Carbon DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE JUNE 12, 2022 | CONFIDENTIAL | PRELIMINARY DRAFT

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Table of Contents 2 Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 Financial Projections Overview & Selected Updates 9 Selected Updates Since Prior Discussion Materials 15 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Summary of Selected Transaction Terms 1 Parties to the Transaction: Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Partners” or “SP” or “Parent”) [MERGER SUB], a Delaware corporation and a wholly - owned subsidiary of Parent (“Merger Sub”) Steel Connect, Inc., a Delaware corporation (“Steel Connect”, “SC” or the “Company”) Form of Transaction: Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly - owned subsidiary of Parent Transaction Consideration: 2 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive (A) $1.35 in cash (the “Per Share Cash Merger Consideration”) and (B) one contingent value right to receive, subject to the terms of the CVR Agreement (defined below), an amount equal to ( i ) (a) Fair Market Value of the aggregate amount of gross proceeds received in connection with one or more sales of ModusLink Assets that are consummated within 24 months of the Effective Time (with the amount of any cash retained by the Company or its subsidiaries that would otherwise have been included in the ModusLink Assets), minus (b) $80 million plus transaction expenses, divided by (ii) number of fully diluted shares of Company Common Stock outstanding 3 immediately prior to the Effective Time (the “ModusLink CVR”) 4 . Certain Conditions: 2 Affirmative vote of holders of a majority of the outstanding shares of Company Common Stock not owned, directly or indirectly, by Parent (or its affiliates) or any other officers or directors of the Company Affirmative vote of holders of a majority in voting power of the outstanding shares of Company Common Stock and Company Series C Preferred Stock, voting together as a single class Affirmative vote of holders of a majority of the outstanding shares of Company Series C Preferred Stock Go - Shop: 30 - day go shop period Termination Fee: 5 $1.5 million termination fee Expense reimbursement of up to $1.0 million 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Trans act ion. 2. The terms Company Common Stock, Excluded Shares, Dissenting Shares, Series C Preferred Stock and Effective Time are as define d i n the Agreement (defined below). The terms Fair Market Value and ModusLink Assets are as defined in the CVR Agreement (defined below). 3. Refers to number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time. 4. At the direction of the Special Committee, given the uncertainty around events potentially impacting the value of the ModusLink CVR, we have not ascribed any value to the ModusLink CVR for purposes of our financial analyses or our Opinion. 5. $1.5 million termination fee not payable in, among other situations, the event of (a) alternative transaction during the go - shop period or with a party from which a bona fide proposal was received during the go - shop period and remains pending or (b) breach of certain representations, warranties, covenants or agreements by Parent. Sources: Draft of the Agreement and Plan of Merger Agreement dated [June 9, 2022] (the “Agreement”) and draft of the Continge nt Value Rights Agreement dated [June 11, 2022] (the “CVR Agreement”). 4

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW $0.13 $0.22 $0.66 $0.84 $0.78 $0.37 $0.50 $1.16 $1.27 $1.12 10 - Day VWAP [2]: $1.25 Per Share Cash Merger Consideration [1]: $1.35 $0.00 $0.50 $1.00 $1.50 $2.00 Selected Companies Analysis LTM Ended 4/30/22 Adjusted EBITDA ML: 4.0x - 6.0x Selected Companies Analysis FY 2022E Adjusted EBITDA ML: 4.0x - 6.0x Selected Companies Analysis FY 2023E Adjusted EBITDA ML: 4.0x - 6.0x Selected Transactions Analysis FY 2022E Adjusted EBITDA ML: 5.0x - 7.0x Discounted Cash Flow Analysis ML Perpetual Growth Rate: 0.0% - 2.0% ML Discount Rate: 13.0% - 15.0% Implied Equity Value Per Share Reference Range Financial Analyses Summary Steel Connect Implied Equity Value Per Share Reference Ranges Note: No particular weight was attributed to any analysis. 1. At the direction of the Special Committee, given the uncertainty around events potentially impacting the value of the ModusLink CVR, we have not ascribed any value to the ModusLink CVR for purposes of our financial analyses. 2. Based on 10 - Day VWAP as of 6/9/22, per Bloomberg. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation, and Amortization, adjusted for certain non - recurring it ems. E refers to Estimated. FY refers to Fiscal Year. VWAP refers to Volume - Weighted Average Price. Source: Refer to following page for additional details and sources. Illustrative Only 5

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Financial Analyses Summary (cont.) Steel Connect (dollars and shares outstanding in millions, except per share values) Note: Refer to following page for derivation of ML equity value reference ranges. 1. Per ML management, ModusLink currently has ~$10 million of ‘trapped cash’ potentially subject to repatriation, as well as ~$5 mi llion of cash required for near - term net working capital needs; if this cash was excluded from the implied equity value reference ranges for ModusLink, it would result in a reduction of ~$0.25 to the implied equity val ue per share reference ranges shown above. 2. Per SC and ML managements, in early March 2022, ML received a revised indication of interest based on a purchase price for ML of $80 million (the “Revised IOI”), incorporating ML’s then - current ~$20 million cash balance and a reduction of ~$18 million for future operating lease payments, following an initial indication of interest base d o n a valuation of $70 million submitted in November 2021; however, the Revised IOI was subsequently withdrawn. 3. For Selected Companies and DCF approaches, reflects present value of annual corporate expense projections of ~$5.6 million to ~$ 5.8 million per Corporate Expense Projections (as defined on page 10 herein), tax - effected and using a discount rate range of 13.0% to 15.0%. Selected Transactions approach assumes liquidation of corporate e nti ty and ~$5 million of wind - down/severance cash outlays based on certain hypothetical assumptions, per SC management. 4. Reflects net present value of tax savings from utilization of the Company's federal NOL balance of ~$2.2 billion (of which ~$ 1.8 billion expires in 2023), inclusive of $97 million of worthless stock deduction accrued in FY 2022 as a result of the IWCO disposition. For Selected Companies and DCF approaches, based on the NOL Projections, the Con sol idated Projections (in each case, as defined on page 10 herein), a federal corporate tax rate of 21%, and a discount rate range of 15.0% to 18.0%. For Selected Transactions Analysis, based on S382 lim ita tions and assumes ( i ) (a) midpoint of ModusLink equity value reference ranges shown herein and (b) 1.64% long - term tax - exempt rate to derive annual usage limitation, (ii) federal corporate tax rate of 21% and (ii i) discount rate range of 15.0% to 18.0%. Per SC management, state NOLs are not projected to have material value, if any, and foreign NOLs are not projected to be utilized; as such, we have ascribed zero v alu e to state and foreign NOLs in the above analyses. 5. Per Company management. 6. Reflects note payable received in connection with disposition of IWCO. Per discussions with SC management, the likelihood of rec overing any value from the note payable is minimal, and as such, the Company has determined that the fair value was zero for purposes of its financial statements; we have ascribed zero value on the low end and 50% of its face value of $6.9 million on the high end of the range. 7. Reflects outstanding principal balance of Convertible Senior Notes as of 4/30/22. In a situation under which the conversion o pti on is deemed to be in - the - money (implied per share equity value greater than $2.37 per share), the outstanding balance would be reduced to $0 and the diluted shares outstanding figure would be increased by 6.3 mi lli on shares. 8. Reflects liquidation preference of outstanding Series C Convertible Preferred Stock as of 4/30/22. In a situation under which th e conversion option is deemed to be in - the - money (implied per share equity value greater than $1.96 per share), the liquidation preference would be reduced to $0 and the diluted shares outstanding figure would be i ncr eased by 17.9 million shares. 9. Reflects 60.4 million common shares outstanding as of 6/1/22, plus the impact of 2.0 thousand stock options outstanding, to t he extent in - the - money (based on the treasury method), per SC management. 10. Selected Transactions approach assumes buyer would pay SC proceeds for ModusLink and that SC would wind down the corporate entity. Assumes wind - down/severance cash outlays of ~$5 million based on certain hypothetical assumptions, per SC management. Ascribes value to Company NOLs based on net present value of tax savings using S 382 limitation analysis. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation, and Amortization, adjusted for certain non - recurring it ems. E refers to Estimated. FY refers to Fiscal Year. Source: SC and ML managements; Consolidated Projections (as defined on page 10 herein); Capital IQ; Bloomberg; public filings . [Illustrative Only] Selected Companies Selected Companies Selected Companies Selected Transactions Discounted Cash Flow Analysis Analysis Analysis Analysis [10] Analysis LTM Ended 4/30/22 FY 2022E FY 2023E FY 2022E Perpetual Growth Rate Adjusted EBITDA Adjusted EBITDA Adjusted EBITDA Adjusted EBITDA 0.0% -- 2.0% Implied Equity Value Reference Range - ModusLink [1] [2] $53.2 -- $72.3 $58.4 -- $80.2 $84.9 -- $119.9 $69.3 -- $91.1 $92.4 -- $117.5 Present Value of Steel Connect Corporate Expenses [3] (31.3) -- (40.7) (31.3) -- (40.7) (31.3) -- (40.7) (5.0) -- (5.0) (31.3) -- (40.7) Present Value of Net Operating Losses [4] 1.2 -- 2.3 1.2 -- 2.3 1.2 -- 2.3 1.6 -- 1.9 1.2 -- 2.3 Steel Connect Cash and Cash Equivalents as of 4/30/2022 [5] 35.0 -- 35.0 35.0 -- 35.0 35.0 -- 35.0 35.0 -- 35.0 35.0 -- 35.0 Note Payable as of 4/30/2022 [5] [6] 0.0 -- 3.5 0.0 -- 3.5 0.0 -- 3.5 0.0 -- 3.5 0.0 -- 3.5 Convertible Senior Notes as of 4/30/2022 [5] [7] (14.9) -- (14.9) (14.9) -- (14.9) (14.9) -- (14.9) (14.9) -- (14.9) (14.9) -- (14.9) Series C Convertible Preferred Stock as of 4/30/2022 [5] [8] (35.0) -- (35.0) (35.0) -- (35.0) (35.0) -- (35.0) (35.0) -- (35.0) (35.0) -- (35.0) Implied Total Equity Value Reference Range 8.1 -- 22.5 13.4 -- 30.3 39.9 -- 70.1 51.0 -- 76.5 47.3 -- 67.6 Diluted Shares Outstanding [5] [9] 60.4 -- 60.4 60.4 -- 60.4 60.4 -- 60.4 60.4 -- 60.4 60.4 -- 60.4 Implied Equity Value Per Share Reference Range $0.13 -- $0.37 $0.22 -- $0.50 $0.66 -- $1.16 $0.84 -- $1.27 $0.78 -- $1.12 6

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Financial Analyses Summary (cont.) ModusLink (dollars in millions) 1. Per SC and ML managements. 2. ML management has indicated that ( i ) ~$10 million of ML’s cash and cash equivalents balance is currently “trapped cash” and would potentially be subject to repa tri ation tax and (ii) ~$5 million of ML’s cash and cash equivalents balance may be required for near - term net working capital requirements; these amounts have not been exclude d from the cash balances shown above. Per SC and ML managements, ML may dividend to SC up to $10 million allowable under its existing credit facility, subject to covenant requirements. 3. Per SC and ML management, in early March 2022, ML received the Revised IOI based on a purchase price for ML of $80 million, i nco rporating ML’s then - current ~$20 million cash balance and a reduction of ~$18 million for future operating lease payments, following an initial indication of interest based on a valuation of $70 mil lion submitted in November 2021; however, the Revised IOI was subsequently withdrawn. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation, and Amortization, adjusted for certain non - recurring it ems. E refers to Estimated. FY refers to Fiscal Year. Source: SC and ML managements; ML Projections (as defined on page 10 herein); Capital IQ; Bloomberg; public filings. [Illustrative Only] Selected Companies Selected Companies Selected Companies Selected Transactions Discounted Cash Flow Analysis Analysis Analysis Analysis [3] Analysis LTM Ended 4/30/22 FY 2022E FY 2023E FY 2022E Perpetual Growth Rate Adjusted EBITDA Adjusted EBITDA Adjusted EBITDA Adjusted EBITDA 0.0% -- 2.0% Discount Rate Corresponding Base Amount $9.6 $10.9 $17.5 $10.9 13.0% -- 15.0% Selected Multiples Range 4.0x -- 6.0x 4.0x -- 6.0x 4.0x -- 6.0x 5.0x -- 7.0x Implied Enterprise Value Reference Range $38.3 -- $57.4 $43.5 -- $65.3 $70.0 -- $105.0 $54.4 -- $76.1 $77.5 -- $102.6 Cash and Cash Equivalents as of 4/30/2022 [1] [2] 14.9 -- 14.9 14.9 -- 14.9 14.9 -- 14.9 14.9 -- 14.9 14.9 -- 14.9 Implied Total Enterprise Value Reference Range $53.2 -- $72.3 $58.4 -- $80.2 $84.9 -- $119.9 $69.3 -- $91.1 $92.4 -- $117.5 Total Debt as of 4/30/2022 [1] 0.0 -- 0.0 0.0 -- 0.0 0.0 -- 0.0 0.0 -- 0.0 0.0 -- 0.0 Implied Equity Value Reference Range [3] $53.2 -- $72.3 $58.4 -- $80.2 $84.9 -- $119.9 $69.3 -- $91.1 $92.4 -- $117.5 7

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 Financial Projections Overview & Selected Updates 9 Selected Updates Since Prior Discussion Materials 15 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 Financial Projections Overview & Selected Updates 9 Selected Updates Since Prior Discussion Materials 15 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Overview of Financial Projections Overview of ModusLink Projections Overview of NOL, SC and Consolidated Projections In February 2021, ML management, in consultation with SC management, prepared a set of long - term projections for FY 2021 through FY 2025 which were subsequently reviewed by the SC Board. In July/August 2021, ML management, in consultation with SC management, prepared its annual budget for FY 2022, which was fin ali zed in October 2021 based on feedback from and subsequently approved by the SC Board (such final budget, the “ FY 2022 Budget ”). The projections for FY 2023 through FY 2025 remained unchanged based on ML management’s assessment of the longer - term business outlook. ML underperformed relative to its FY 2022 Budget during the first fiscal quarter, with ML management also observing headwinds th at they believed would translate into near - term pressure on financial results. Accordingly, in December 2021, ML management 1 updated its forecast for FY 2022 (the “ FY 2022 2Q Forecast ”), but left its projections unchanged for FY 2023 to FY 2025. In the second fiscal quarter, ML continued to underperform relative to its FY 2022 Budget (VAR was ~5% lower than budgeted) b ut outperformed the FY 2022 2Q Forecast (VAR was ~3% higher than estimated). In February 2022, ML management 1 updated its forecast for FY 2022 (the “ FY 2022 3Q Forecast ”), which contemplated a slower than previously estimated ramp - up of new customer accounts but maintained effectively the same full - year E BITDA level relative to the FY 2022 2Q Forecast. Projections for FY 2023 to FY 2025 remained unchanged. In the third fiscal quarter, ML continued to face headwinds with new customer conversion, driving VAR underperformance relati ve to the FY 2022 Budget (~11%) and the FY 2022 3Q Forecast (~2%). In May 2022, ML management 1 updated its forecast for FY 2022 (the “ Current FY 2022 Forecast ”) to reflect the latest outlook, which contemplates a slower ramp - up of new customer accounts and lower EBITDA relative to the FY 2022 3Q Forecast. Projections f or FY 2023 to FY 2025 remained unchanged. The Current FY 2022 Forecast, together with the FY 2023 to FY 2025 projections, which have been authorized by the Special Com mit tee for Houlihan Lokey’s use in these discussion materials, are referred to herein as the “ ML Projections ”. In February 2021, SC management prepared corporate expense projections for FY 2021 through FY 2025, with the FY 2022 projecti ons subsequently updated in connection with the annual budgeting process that was finalized in October 2021 (and FY 2023 – FY 2025 projections remaining unc hanged). Such figures are referred to herein as the “ Pre - IWCO Disposition Corporate Expense Projections ”. In May 2022, SC management revised such projections to reflect corporate savings opportunities identified at Steel Connect following the disposition of IWCO. Such projections, as authorized by the S pec ial Committee for Houlihan Lokey’s use in these discussion materials, are referred to herein as the “ Corporate Expense Projections ”. Following the disposition of IWCO as well as the preparation of the updated Corporate Expense Projections, SC and ML manageme nts prepared revised taxable income projections and NOL utilization assumptions, which were authorized by the Special Committee for Houlihan Lokey’s use in these discussion materials. Such projections are referred to herein as the “ NOL Projections ”. The Corporate Expense Projections, together with the ML Projections and the NOL Projections, are referred to herein as the “ Consolidated Projections ”. 1. The FY 2022 2Q Forecast, FY 2022 3Q Forecast and Current FY 2022 Forecast were prepared by ML management in consultation w ith SC management and reviewed by the SC Board. Source: ML and SC managements. 10

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink Financial Performance Update: 3Q FY 2022 Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. Q refers to Quarter. VAR refers to Value - Added Revenue. Source: ML management. (dollars in millions) 3Q FY 2022 Actuals vs. FY 2022 Budget and FY 2022 3Q Forecast Selected Variance Observations • VAR underperformed the FY 2022 3Q Forecast by 2%, driven by lower - than - expected conversion of new business opportunities • EBITDA outperformed the FY 2022 3Q Forecast (but was still below the FY 2022 Budget) as a result of continued implementation of temporary cost - cutting measures 3Q FY 2022 Base VAR $25.9 $25.0 ($0.9) $23.8 $25.0 $1.2 New VAR 4.8 2.3 (2.5) 4.0 2.3 (1.7) VAR $30.7 $27.2 ($3.5) $27.8 $27.2 ($0.6) Gross Profit $11.4 $9.2 ($2.2) $9.2 $9.2 $0.0 % of VAR 37.1% 34.0% -3.1% 33.1% 34.0% 0.9% Adjusted EBITDA $3.5 $2.5 ($1.0) $1.4 $2.5 $1.1 % of VAR 11.4% 9.1% -2.3% 5.0% 9.1% 4.0% Variance FY 2022 Budget Actuals Variance FY 2022 3Q Forecast Actuals 11

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW FY 2022E Base VAR $23.6 $27.1 $25.0 $25.8 $101.5 New VAR 1.7 1.6 2.3 4.7 10.3 VAR $25.3 $28.6 $27.2 $30.7 $111.8 Gross Profit $9.4 $10.9 $9.2 $9.9 $39.4 % of VAR 37.2% 38.1% 34.0% 32.1% 35.2% Adjusted EBITDA $2.1 $4.0 $2.5 $2.3 $10.9 % of VAR 8.2% 13.9% 9.1% 7.6% 9.7% Q2 Actuals FY EstimatedQ1 Actuals Q4 EstimatedQ3 Actuals ModusLink Outlook Observations: Current FY 2022 Forecast Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. 1. Adjusted EBITDA variance not referenced due to insufficient information related to adjustments. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. Q refers to Quarter. VAR refers to Value - Added Revenue. Source: ML management, ML Projections. (dollars in millions) Current FY 2022 Forecast & Performance – Quarterly Observations While the Current FY 2022 Forecast contemplates a rebound in VAR performance in 4Q 2022 supported by an uptick in new business, New VAR forecasts for 4Q 2022 are down by ~$5 million relative to 4Q estimates in the FY 2022 3Q Forecast due to challenges in converting prospects into new customers, as well as on - boarding delays The Current FY 2022 Forecast contemplates lower margins for 4Q 2022 due in part to customer mix ML management has indicated that based on preliminary results, May VAR and gross profit performance registered ~$0.2 million and nearly ~$1.0 million, respectively, above May expectations in the Current FY 2022 Forecast 1 12

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink Outlook Observations: Current FY 2022 Forecast (cont.) Note: Financials shown above are based on Steel Connect’s fiscal year - end of July 31. 1. In the prior Special Committee Discussion Materials dated 4/4/2022, the then - current FY 2022 3Q Forecast for Adjusted EBITDA was shown as $12.5 million; that figure has since been updated to $12.8 million, as shown above, based on additional information received from SC and ML management regarding EBITDA adjustments. Adj. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items. E refers to Estimated. FY refers to Fiscal Year. VAR refers to Value - Added Revenue. Source: ML management, ML Projections. (dollars in millions) Selected Observations • Relative to the FY 2022 3Q Forecast, the Current FY 2022 Forecast contemplates a decline in new business VAR, resulting in a downward revision to gross profit and EBITDA for FY 2022 • VAR and profit forecasts have declined repeatedly throughout FY 2022 amid sustained headwinds in the business Current FY 2022 Forecast vs. FY 2022 Budget, FY 2022 2Q Forecast, and FY 2022 3Q Forecast FY 2022E Forecast Base VAR $105.5 $98.5 $99.9 $101.5 $1.6 New VAR 15.5 21.2 16.9 10.3 (6.6) VAR $121.0 $119.7 $116.8 $111.8 ($5.0) Gross Profit $47.1 $42.6 $42.7 $39.4 ($3.3) % of VAR 38.9% 35.6% 36.6% 35.2% -1.3% Adjusted EBITDA 1 $15.3 $12.4 $12.8 $10.9 ($1.9) % of VAR 12.6% 10.3% 10.9% 9.7% -1.2% FY 2022 3Q Forecast FY 2022 2Q Forecast FY 2022 Budget Current FY 2022 Forecast Change (Current vs. 3Q Forecast) 13

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Projected FY Ending July 31, Projected FY Ending July 31, Projected FY Ending July 31, 2022E 2023E 2022E 2023E 2022E 2023E Management Salary and Wages [2] ($3.4) ($3.7) ($2.5) ($2.2) $0.9 $1.5 Board Fees ($1.1) ($1.1) ($1.2) ($1.0) ($0.1) $0.1 Other Professional Fees [3] ($1.5) ($1.5) ($2.8) ($1.6) ($1.3) ($0.0) Tax and Other Expenses ($1.0) ($0.8) ($0.7) ($0.8) $0.3 $0.0 Total Corporate Operating Expenses ($7.1) ($7.2) ($7.2) ($5.6) ($0.1) $1.6 Pre-IWCO Disposition Corporate Expense Projections Corporate Expense Projections (Current) [1] Difference Corporate Expense Projections Comparison 1. Comparison focuses on FY 2022 and FY 2023, as FY 2023 approximates annual run - rate, per SC management. 2. Includes salary and wages for employees at Steel Connect (in the Pre - IWCO Disposition Corporate Expense Projections), as well as Steel Partners shared services fee, which reflects salaries of Steel Partners employees based on allocation of time for functions performed for the benefit of Steel Connect. 3. Includes legal fees, auditor fees, investor relations fees, and stock market fees, among other professional fees. 4. SC management has indicated that audit fees at Steel Connect are expected to increase following the disposition of IWCO, as c ert ain audit costs that were previously allocated to IWCO will now be allocated to Steel Connect, relating to additional audit work that will need to be conducted at the SC level. E refers to Estimated. FY refers to Fiscal Year. Source: Steel Connect management, Corporate Expense Projections. (dollars in millions) A Selected Observations The current Corporate Expense Projections reflect a ~$1.5 million reduction to run - rate SC management salary and wages in FY 202 3, as SC increases the use of shared SP resources to manage the entity and eliminates dedicated SC headcount. Board fees, as well as tax and other expenses, are projected to remain in - line with the Pre - IWCO Disposition Corporate Expense P rojections. FY 2023 professional fees, which approximate an annual run - rate per SC management, are projected to remain in - line with the Pre - IWCO Disposition Corporate Expense Projections, with certain identified cost savings offset by increases in other professional fees following the disposition of IWCO 4 . B C A B C B SC management has updated its Corporate Expense Projections to reflect its latest estimate of corporate savings opportunities at Steel Connect following the disposition of IWCO. FY 2024 and FY 2025 projections reflect same $1.6mm annual variance observed for FY 2023 projections, which approximate annual run - rate, per SC management. 14

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 Financial Projections Overview & Selected Updates 9 Selected Updates Since Prior Discussion Materials 15 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Summary of Selected Changes Relative to Prior Preliminary Financial Analyses Dated April 4, 2022 The following changes have been made relative to the prior preliminary discussion materials dated 4/4/22 Corporate Expense Projections and NOL Projections 1 : SC management provided updated Corporate Expense Projections reflecting its latest estimate of corporate savings opportunitie s a t Steel Connect following the disposition of IWCO, as well as updated NOL Projections reflecting such revised Corporate Expense Proje cti ons The present value of Steel Connect Corporate Expenses decreased by $7.9 million to $10.2 million relative to the prior preliminary discussion materials dated 4/4/22 The present value of NOLs increased by $1.2 million to $1.8 million relative to the prior preliminary discussion materials dated 4/4/22 The Financial Analyses were updated to reflect the following additional updated financial information provided by SC and ML managements: Current FY 2022E forecast in the ML Projections (with projections for the outer years remaining unchanged) Financial information (including LTM Adjusted EBITDA and balance sheet items) based on 4/30/22 figures (compared to 1/31/22 f igu res incorporated in the prior preliminary discussion materials dated 4/4/22) Capitalization information as of 6/1/22 (compared to information as of 3/1/22 incorporated in the prior preliminary discussio n m aterials dated 4/4/22) Selected Companies Analysis: The selected companies analysis for ML was updated to reflect stock prices and other publicly available financial information as of 6/9/22 (previously, as of 3/31/22 market close). See page 19 for further detail on observed multiples. Clipper Logistics plc was removed from the selected companies, due to the closing of its announced sale to GXO Logistics, Inc . No changes have been made to the selected multiples ranges relative to the prior preliminary discussion materials dated 4/4/2 2 Selected Transactions Analysis: The ML selected transactions were updated to include the recently announced acquisition of the Intermodal Business of XPO Log ist ics Inc. by STG Logistics, Inc. The selected transactions analysis for ModusLink was updated to reflect an increase to the selected multiple range by 0.5x re lat ive to the prior preliminary discussion materials dated 4/4/22 Discounted Cash Flow (“DCF”) Analysis: Stock prices, betas, risk - free rates and other public information utilized in discount rate calculations have been updated to ma rket close on 6/9/22 (previously, as of 3/31/22 market close) No changes have been made to the selected discount rate range and the selected perpetual growth rates utilized in the DCF ana lys is relative to the prior preliminary discussion materials dated 4/4/22 1. Utilized in the Selected Companies and DCF approaches. 16

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Selected Changes to Financial Analyses Steel Connect (Consolidated) 1. Refer to page 6 for further detail on derivation of value reference ranges. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization. E refers to Estimated. FY refers to Fiscal Year. Source: SC and ML managements; 4/4/22 preliminary discussion materials based on Consolidated Projections prepared as of Febru ary 2022; current discussion materials based on Consolidated Projections prepared as of May 2022; Capital IQ; Bloomberg; public filings. (dollars in millions, except per share amounts) April 4, 2022 Discussion Materials June 12, 2022 Discussion Materials Selected Companies Analysis Metric Capitalized LTM Ended 1/31/22 Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA FY 2023E Adjusted EBITDA LTM Ended 4/30/22 Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA FY 2023E Adjusted EBITDA Implied Total Equity Value [1] ($0.5) - $8.2 $16.7 - $34.0 $36.5 - $63.7 $8.1 - $22.5 $13.4 - $30.3 $39.9 - $70.1 Implied Equity Value Per Share [1] $0.00 - $0.14 $0.28 - $0.56 $0.60 - $1.05 $0.13 - $0.37 $0.22 - $0.50 $0.66 - $1.16 Selected Transactions Analysis Metric Capitalized FY 2022E Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA Implied Total Equity Value [1] $57.2 - $85.7 $51.0 - $76.5 Implied Equity Value Per Share [1] $0.95 - $1.42 $0.84 - $1.27 Discounted Cash Flow Analysis Terminal Metric Unlevered Free Cash Flow Unlevered Free Cash Flow Implied Total Equity Value [1] $43.8 - $60.7 $47.3 - $67.6 Implied Equity Value Per Share [1] $0.72 - $1.00 $0.78 - $1.12 17

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Selected Changes to Financial Analyses ModusLink 1. Refer to page 7 for further detail on derivation of ML current equity value reference ranges. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization. E refers to Estimated. FY refers to Fiscal Year. Source: SC and ML managements; 4/4/22 preliminary discussion materials based on ML Projections prepared as of February 2022; cur rent discussion materials based on ML Projections prepared as of May 2022; Capital IQ; Bloomberg; public filings. (dollars in millions, except per share amounts) April 4, 2022 Discussion Materials June 12, 2022 Discussion Materials Selected Companies Analysis Metric Capitalized LTM Ended 1/31/22 Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA FY 2023E Adjusted EBITDA LTM Ended 4/30/22 Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA FY 2023E Adjusted EBITDA Base Amount $8.3 $12.5 $17.5 $9.6 $10.9 $17.5 Selected Multiple Range 4.0x - 6.0x 4.0x - 6.0x 4.0x - 6.0x 4.0x - 6.0x 4.0x - 6.0x 4.0x - 6.0x Implied Equity Value [1] $50.9 - $67.4 $68.1 - $93.2 $87.9 - $122.9 $53.2 - $72.3 $58.4 - $80.2 $84.9 - $119.9 Selected Transactions Analysis Metric Capitalized FY 2022E Adjusted EBITDA [Illustrative Only] FY 2022E Adjusted EBITDA Base Amount $12.5 $10.9 Selected Multiple Range 4.5x - 6.5x 5.0x - 7.0x Implied Equity Value [1] $74.3 - $99.4 $69.3 - $91.1 Discounted Cash Flow Analysis Terminal Metric Unlevered Free Cash Flow Unlevered Free Cash Flow Perpetual Growth Rate Range 0.0% - 2.0% 0.0% - 2.0% Discount Rate Range 13.0% - 15.0% 13.0% - 15.0% Implied Equity Value [1] $95.1 - $119.9 $92.4 - $117.5 18

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Selected Market Changes ModusLink Selected Companies Note: No company used in this analysis for comparative purposes is identical to ModusLink. 1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalent s. 2. Multiples based on forward looking financial information have been calendarized to ModusLink’s fiscal year end of July 31 for all of the selected companies, except for Jabil Inc., whose fiscal year end is August 31. 3. Clipper Logistics plc removed from selected companies due to closing of acquisition by GXO Logistics, Inc. 4. Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisition of Cli pper Logistics plc, due to the lack of pro forma historical financial information being publicly available and consensus estimates that are not pro forma for the acquisition. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. E refers to Estimated. FY refers to Fiscal Year. LTM refers to the most recently completed 12 - month period for which financial information has been made public. Source: Bloomberg, Capital IQ and public filings. Pricing As of 3/31/22 Pricing As of 6/9/22 Change Versus Prior Materials Enterprise Value [1] to Adjusted EBITDA Enterprise Value [1] to Adjusted EBITDA Enterprise Value [1] to Adjusted EBITDA Selected Company LTM FY 2022E[2] FY 2023E[2] LTM FY 2022E[2] FY 2023E[2] LTM FY 2022E[2] FY 2023E[2] Celestica Inc. 6.7x 5.0x 4.6x 5.7x 5.3x 4.2x -1.0x 0.3x -0.3x CJ Logistics Corporation 5.4x 4.9x 4.6x 5.2x 5.3x 4.8x -0.2x 0.4x 0.1x Clipper Logistics plc [3] 27.0x 13.4x 12.1x NA NA NA NA NA NA Deutsche Post AG 5.6x 4.6x 4.5x 5.7x 5.4x 4.8x 0.1x 0.8x 0.4x FedEx Corporation 7.3x 6.8x 6.3x 6.9x 6.5x 6.0x -0.4x -0.3x -0.3x Flex Ltd. 6.5x 6.5x 6.0x 6.4x 6.0x 5.1x -0.1x -0.5x -0.9x GXO Logistics, Inc. [4] 15.0x 11.3x 10.2x 11.2x 10.4x 8.7x -3.8x -0.9x -1.5x Jabil Inc. 5.3x 4.5x 4.3x 5.2x 4.5x 4.3x -0.1x -0.1x 0.0x Kerry Logistics Network Limited 5.2x 6.0x 5.5x 5.2x 5.3x 5.9x 0.0x -0.7x 0.4x Kuehne + Nagel International AG 9.3x 9.3x 10.9x 6.3x 6.8x 7.1x -3.0x -2.5x -3.8x United Parcel Service, Inc. 12.3x 11.3x 11.1x 9.9x 9.9x 9.4x -2.5x -1.4x -1.7x Wincanton plc 7.5x 4.7x 4.4x 6.1x 5.2x 3.9x -1.3x 0.5x -0.4x Low 5.2x 4.5x 4.3x 5.2x 4.5x 3.9x 0.0x -0.1x -0.4x High 27.0x 13.4x 12.1x 11.2x 10.4x 9.4x -15.8x -3.0x -2.7x Median 7.0x 6.2x 5.8x 6.1x 5.4x 5.1x -0.8x -0.9x -0.7x Mean 9.4x 7.4x 7.0x 6.7x 6.4x 5.8x -2.7x -0.9x -1.2x 19

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Fiscal Year Ended July 31, LTM Ended Fiscal Year Ending July 31, CAGR CAGR 2019 2020 2021 4/30/2022 2022E 2023E 2024E 2025E 2019 to 2021 2021 to 2025E Revenue $332.9 $338.5 $226.3 $197.9 $201.0 $240.3 $249.5 $259.3 -17.6% 3.5% Growth % 1.7% -33.1% -11.1% 19.5% 3.8% 3.9% Cost of Materials (191.4) (190.3) (109.0) (91.9) (89.2) (116.8) (121.3) (126.0) VAR $141.5 $148.2 $117.2 $106.0 $111.8 $123.5 $128.3 $133.3 -9.0% 3.3% Growth % 4.7% -20.9% -4.6% 10.4% 3.8% 3.9% % of Revenue 42.5% 43.8% 51.8% 53.6% 55.6% 51.4% 51.4% 51.4% Cost of Goods Sold (106.0) (84.4) (69.5) (68.0) (72.4) (74.1) (77.0) (80.0) Gross Profit $35.5 $63.8 $47.7 $38.0 $39.4 $49.4 $51.3 $53.3 15.9% 2.8% % of Revenue 10.7% 18.8% 21.1% 19.2% 19.6% 20.6% 20.6% 20.6% % of VAR 25.1% 43.0% 40.7% 35.8% 35.2% 40.0% 40.0% 40.0% Operating Expenses (39.3) (35.8) (39.1) (33.0) (30.8) (35.4) (35.4) (35.4) Depreciation and Amortization 5.6 4.1 3.4 2.5 2.2 3.5 3.5 3.5 Total Adjustments [1] 7.2 2.4 5.3 2.1 0.0 0.0 0.0 0.0 Adjusted EBITDA $9.1 $34.4 $17.3 $9.6 $10.9 $17.5 $19.4 $21.4 38.1% 5.5% Growth % 279.7% -49.8% -37.0% 60.9% 10.8% 10.3% % of Revenue 2.7% 10.2% 7.6% 4.8% 5.4% 7.3% 7.8% 8.3% % of VAR 6.4% 23.2% 14.7% 9.0% 9.7% 14.2% 15.1% 16.1% Depreciation and Amortization (5.6) (4.1) (3.4) (2.5) (2.2) (3.5) (3.5) (3.5) Adjusted EBIT $3.4 $30.3 $13.9 $7.1 $8.7 $14.0 $15.9 $17.9 101.7% 6.6% Growth % 788.2% -54.2% -37.4% 61.4% 13.5% 12.6% % of Revenue 1.0% 8.9% 6.1% 3.6% 4.3% 5.8% 6.4% 6.9% ModusLink Historical and Projected Financial Information 1. Total Adjustments: Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms; CAGR refers to Compound Annual Growth Rate; E refers to Estimated; FY refers to Fiscal Year; VAR refers to Value - Added Revenue. Source: SC and ML managements, historical figures per SC and ML managements and public filings; projected figures per ML Proj ect ions. (dollars in millions) Severance 1.0 3.1 (0.1) 0.0 (0.0) 0.0 0.0 0.0 Provision for Asset Impairment 3.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Bad Debt Expense 0.9 0.2 (0.0) 0.1 (0.0) 0.0 0.0 0.0 Cyber-Attack Impact 1.5 (0.7) 0.0 0.0 0.0 0.0 0.0 0.0 Penalties & Fines 0.8 (0.2) (0.0) (0.1) (0.0) 0.0 0.0 0.0 SAP Project Costs 0.0 0.0 2.6 0.8 0.0 0.0 0.0 0.0 France / Hungary non-cash charge 0.0 0.0 1.6 0.0 0.0 0.0 0.0 0.0 eBusiness PCL charge 0.0 0.0 1.2 0.8 (0.5) 0.0 0.0 0.0 Other Income 0.0 0.0 0.0 0.5 0.5 0.0 0.0 0.0 Total Adjustments $7.2 $2.4 $5.3 $2.1 $0.0 $0.0 $0.0 $0.0 21

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink: Selected Companies Analysis (dollars in millions, except per share values) Note: No company used in this analysis for comparative purposes is identical to ModusLink. 1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalent s. 2. Based on closing prices as of 6/9/22. 3. Based on diluted shares. 4. Multiples based on forward looking financial information have been calendarized to ModusLink’s fiscal year end of July 31 for al l of the selected companies, except for Jabil Inc., whose fiscal year end is August 31. 5. Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisition of Cli pper Logistics plc, due to the lack of pro forma historical financial information being publicly available and consensus estimates that are not pro forma for the acquisition. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. E refers to Estimated. FY refers to Fiscal Year. LTM refers to the most recently completed 12 - month period for which financial information has been made public. Source: Bloomberg, Capital IQ and public filings. Share Equity Market Enterprise Enterprise Value [1] to Adjusted EBITDA Selected Company Price [2] Value [2,3] Value [2,3] LTM FY 2022E [4] FY 2023E [4] Celestica Inc. $11.02 $1,509.7 $1,814.4 5.7x 5.3x 4.2x CJ Logistics Corporation $95.90 $1,912.7 $3,568.5 5.2x 5.3x 4.8x Deutsche Post AG $38.15 46,619.7 62,525.9 5.7x 5.4x 4.8x FedEx Corporation $217.00 56,999.0 71,443.0 6.9x 6.5x 6.0x Flex Ltd. $16.85 8,111.5 9,422.5 6.4x 6.0x 5.1x GXO Logistics, Inc. [5] $52.12 6,064.2 6,725.2 11.2x 10.4x 8.7x Jabil Inc. $60.97 9,108.5 10,897.5 5.2x 4.5x 4.3x Kerry Logistics Network Limited $2.30 4,160.4 4,190.3 5.2x 5.3x 5.9x Kuehne + Nagel International AG $231.99 27,944.9 25,212.0 6.3x 6.8x 7.1x United Parcel Service, Inc. $176.55 154,671.5 164,025.5 9.9x 9.9x 9.4x Wincanton plc $4.65 583.4 578.8 6.1x 5.2x 3.9x Low 5.2x 4.5x 3.9x High 11.2x 10.4x 9.4x Median 6.1x 5.4x 5.1x Mean 6.7x 6.4x 5.8x 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink : Selected Benchmarking Data Note: No company shown for comparative purposes is identical to ModusLink; certain selected companies do not report VAR. Note: Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisiti on of Clipper Logistics plc, due to the lack of pro forma historical financial information being publicly available and consensus estimates that are not pro forma for the acquisition. 1. Based on public trading prices of common stock. 2. Represents FY 2022E Capital Expenditures to FY 2022E Revenue. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non - recurring items. Depr. refers to Depreciation. E refers to Estimated. FY refers to Fiscal Year. LTM refers to the most recently completed 12 - month period for which financial information has been made public, other than for M odusLink, in which case LTM refers to Latest 12 Months. Source: Bloomberg, Capital IQ, SC and ML managements, public filings, and ML Projections. Size Size [1] Revenue Growth Revenue Growth (LTM Revenue, millions) (Enterprise Value as of 6/9/22, millions) (FY 2019 to FY 2021 Revenue) (FY 2021 to FY 2023E Revenue) Name Value Name Value Name Value Name Value United Parcel Service, Inc. $98,757.0 United Parcel Service, Inc. $164,025.5 Kerry Logistics Network Limited 20.3% GXO Logistics, Inc. 8.9% FedEx Corporation $91,683.0 FedEx Corporation $71,443.0 Kuehne + Nagel International AG 15.6% Kuehne + Nagel International AG 7.9% Deutsche Post AG $91,130.1 Deutsche Post AG $62,525.9 United Parcel Service, Inc. 12.1% Celestica Inc. 6.1% Kuehne + Nagel International AG $37,739.5 Kuehne + Nagel International AG $25,212.0 FedEx Corporation 10.9% Kerry Logistics Network Limited 5.7% Jabil Inc. $30,744.0 Jabil Inc. $10,897.5 GXO Logistics, Inc. 8.9% Wincanton plc 5.6% Flex Ltd. $26,041.0 Flex Ltd. $9,422.5 Jabil Inc. 7.6% Jabil Inc. 5.2% Kerry Logistics Network Limited $10,059.3 GXO Logistics, Inc. $6,725.2 Deutsche Post AG 7.5% Flex Ltd. 4.9% CJ Logistics Corporation $9,120.5 Kerry Logistics Network Limited $4,190.3 Wincanton plc 3.3% FedEx Corporation 4.9% GXO Logistics, Inc. $8,201.0 CJ Logistics Corporation $3,568.5 CJ Logistics Corporation 2.2% Deutsche Post AG 4.3% Celestica Inc. $5,966.7 Celestica Inc. $1,814.4 Flex Ltd. 1.2% United Parcel Service, Inc. 4.2% Wincanton plc $1,779.9 Wincanton plc $578.8 Celestica Inc. -4.3% CJ Logistics Corporation 3.6% ModusLink $197.9 ModusLink -17.6% ModusLink 3.1% Adjusted EBITDA Growth Adjusted EBITDA Growth Profitability Profitability (FY 2019 to FY 2021 Adjusted EBITDA) (FY 2021 to FY 2023E Adjusted EBITDA) (LTM Adjusted EBITDA to LTM Revenue) (FY 2022E to FY 2023E Average Adjusted EBITDA Margin) Name Value Name Value Name Value Name Value Kuehne + Nagel International AG 38.4% Wincanton plc 21.3% United Parcel Service, Inc. 16.8% United Parcel Service, Inc. 16.6% ModusLink 38.1% Celestica Inc. 16.3% Deutsche Post AG 12.0% Deutsche Post AG 13.6% Kerry Logistics Network Limited 24.3% GXO Logistics, Inc. 14.6% FedEx Corporation 11.3% FedEx Corporation 11.9% Deutsche Post AG 18.9% Kuehne + Nagel International AG 13.2% Kuehne + Nagel International AG 10.6% Kuehne + Nagel International AG 10.0% United Parcel Service, Inc. 18.3% Deutsche Post AG 11.9% Kerry Logistics Network Limited 8.0% GXO Logistics, Inc. 8.0% FedEx Corporation 12.2% Jabil Inc. 9.1% CJ Logistics Corporation 7.5% CJ Logistics Corporation 7.5% Jabil Inc. 12.0% Flex Ltd. 7.1% GXO Logistics, Inc. 7.4% Jabil Inc. 7.4% Celestica Inc. 10.0% United Parcel Service, Inc. 7.0% Jabil Inc. 6.8% Kerry Logistics Network Limited 7.4% Flex Ltd. 8.2% FedEx Corporation 6.3% Flex Ltd. 5.6% Wincanton plc 7.0% GXO Logistics, Inc. 7.4% CJ Logistics Corporation 5.2% Celestica Inc. 5.4% ModusLink 6.4% CJ Logistics Corporation 3.3% Kerry Logistics Network Limited 4.6% Wincanton plc 5.3% Flex Ltd. 6.2% Wincanton plc -2.2% ModusLink 0.7% ModusLink 4.8% Celestica Inc. 5.9% Profitability Profitability Relative Depreciation Internal Investment (LTM Adjusted EBIT to LTM Revenue) (FY 2022E to FY 2023E Average Adjusted EBIT Margin) (LTM Depr. to LTM Adjusted EBITDA) (LTM Capital Expenditures to LTM Revenue) Name Value Name Value Name Value Name Value United Parcel Service, Inc. 13.8% United Parcel Service, Inc. 13.6% Kuehne + Nagel International AG 6.5% Kuehne + Nagel International AG 0.5% Kuehne + Nagel International AG 9.9% Deutsche Post AG 9.5% Kerry Logistics Network Limited 11.7% Wincanton plc 0.8% Deutsche Post AG 9.8% Kuehne + Nagel International AG 8.2% Wincanton plc 14.1% Celestica Inc. 0.9% Kerry Logistics Network Limited 7.1% FedEx Corporation 7.6% United Parcel Service, Inc. 18.0% Flex Ltd. 1.7% FedEx Corporation 7.0% Kerry Logistics Network Limited 5.9% Deutsche Post AG 18.4% CJ Logistics Corporation 1.7% Wincanton plc 4.6% ModusLink 5.1% ModusLink 25.9% ModusLink [2] 1.9% Jabil Inc. 3.8% Wincanton plc 4.7% Celestica Inc. 31.2% Kerry Logistics Network Limited 2.6% Flex Ltd. 3.8% Jabil Inc. 4.5% Flex Ltd. 32.9% GXO Logistics, Inc. 3.0% Celestica Inc. 3.7% Flex Ltd. 4.4% FedEx Corporation 37.9% Jabil Inc. 3.9% ModusLink 3.6% GXO Logistics, Inc. 4.3% Jabil Inc. 43.6% United Parcel Service, Inc. 4.0% CJ Logistics Corporation 3.4% Celestica Inc. 4.2% CJ Logistics Corporation 55.0% Deutsche Post AG 4.4% GXO Logistics, Inc. 3.3% CJ Logistics Corporation 3.5% GXO Logistics, Inc. 55.1% FedEx Corporation 6.6% 23

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink : Selected Transactions Analysis Note: No company used in this analysis for comparative purposes is identical to ModusLink, and no transaction used in this an aly sis for comparative purposes is identical to the Transaction. 1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity pric e a nd other public information available at the time of the announcement. 2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction. 3. Per Wall Street equity research, the intermodal business of XPO Logistics, Inc. has an estimated EBITDA of ~$70 million, w hic h implies an EBITDA multiple of ~10.1x. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. NA refers to Not Available. NMF refers to Not Meaningful Figure. Sources: Capital IQ, public filings, press releases. (dollars in millions) Transaction Value / LTM Adjusted Transaction LTM Adjusted EBITDA Announced Effective Target Acquiror Value [1] EBITDA [2] Margin % [2] CLG3/25/2022 Intermodal Business of XPO Logistics, Inc. STG Logistics, Inc. $710.0 # NANA NA [3] CLG5/24/2022 Clipper Logistics plc GXO Logistics, Inc. $1,257.7 # 20.0x 5.8% KLI4/4/2022 Kane Logistics, Inc. ID Logistics Group SA $240.0 # NANA NA LFLPending LF Logistics Holdings Limited A.P. Møller - Mærsk A/S $3,860.0 # 16.4x 18.1% WHIP1/1/2022 Whiplash Inc. Ryder System, Inc. $480.0 # NANA NA ECHO11/23/2021 Echo Global Logistics, Inc The Jordan Company, L.P. $1,340.4 # 13.2x 3.2% BCEH10/1/2021 B2C Europe Holding B.V. A.P. Møller - Mærsk A/S $86.0 # 11.0x NA VSCM8/6/2021 Visible Supply Chain Management, LLC A.P. Møller - Mærsk A/S $838.0 # 13.0x NA Trans11/15/2021 Transplace Inc Uber Freight LLC $2,250.0 # NMFNMF NA IPLPending Imperial Logistics Limited DP World Limited $1,237.4 # 6.1x 5.6% Syncreon Syncreon.Us Inc. DP World Limited $1,200.0 NA NA 6/30/2021 Quad Logistics Services, LLC Mullen Group Ltd. $40.0 8.0x NA AGI Agility Global Integrated Logistics DSV Panalpina A/S $4,200.0 16.3x 6.4% Lasership Lasership, Inc. American Securities LLC $1,700.0 13.0x NA AIT AIT Worldwide Logistics, Inc. The Jordan Company, L.P. $1,200.0 NA NA Ingram Ingram Micro Inc. Platinum Equity, LLC $7,200.0 6.9x 2.3% Performance Performance Team LLC A.P. Møller - Mærsk A/S $545.0 6.1x 17.1% PDS Prime Distribution Services, Inc. C.H. Robinson Worldwide, Inc. $225.0 NA NA CaseStack CaseStack, Inc. Hub Group, Inc. $255.0 11.6x 9.1% APL APL Logistics Ltd Kintetsu World Express, Inc. $1,200.0 15.0x 4.8% FSCDS FedEx Supply Chain Distribution System, Inc. FedEx Corporation $1,380.0 NA NA New Breed New Breed Holding Company XPO Logistics, Inc. $615.0 8.0x 12.9% Low $40.0 6.1x 2.3% High $7,200.0 20.0x 18.1% Median $1,200.0 12.3x 6.1% Mean $1,457.2 11.8x 8.5% 1/30/2015 9/2/2014 3/2/2020 7/7/2021 1/4/2020 12/3/2018 5/29/2015 12/9/2020 02/19/2020 1/28/2020 11/5/2018 2/17/2015 12/15/2014 7/29/2014 5/12/2021 5/12/2021 3/17/2021 3/17/2021 7/1/2021 Pending 4/27/2021 8/16/2021 6/30/2021 7/22/2021 7/8/2021 8/6/2021 8/6/2021 9/10/2021 3/25/2022 2/20/2022 2/14/2022 12/22/2021 12/13/2021 24

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW ModusLink: Discounted Cash Flow Analysis (dollars in millions) Note: Present values as of 6/12/22; mid - year convention applied. 1. Represents a 3.0 - month stub period. 2. Tax at 25.0%, per SC and ML managements. 3. Implied from corresponding discount rate and perpetual growth rate applied to 2025 unlevered free cash flow. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring ite ms. Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non - recurring items. E refers to Estimated. PV refers to Present Value. Source: SC and ML managements, ML Projections. Projected Fiscal Year Ending July 31, Terminal Value 2022E [1] 2023E 2024E 2025E Assumptions Revenue $50.8 $240.3 $249.5 $259.3 $259.3 Growth % -11.1% 19.5% 3.8% 3.9% Cost of Materials (20.1) (116.8) (121.3) (126.0) (126.0) Cost of Sales (Goods Sold) (20.8) (74.1) (77.0) (80.0) (80.0) Operating Expenses (8.1) (35.4) (35.4) (35.4) (36.9) Depreciation and Amortization 0.5 3.5 3.5 3.5 5.0 Total Adjustments 0.1 0.0 0.0 0.0 0.0 Adjusted EBITDA $2.3 $17.5 $19.4 $21.4 $21.4 % of Revenue 4.6% 7.3% 7.8% 8.3% 8.3% Depreciation and Amortization (0.5) (3.5) (3.5) (3.5) (5.0) Adjusted EBIT $1.8 $14.0 $15.9 $17.9 $16.4 Taxes [2] (0.5) (3.5) (4.0) (4.5) (4.1) Discount Rate 0.00% 1.00% 2.00% Unlevered Earnings $1.4 $10.5 $11.9 $13.4 $12.3 13.00% 4.4x 4.8x 5.3x Depreciation and Amortization 0.5 3.5 3.5 3.5 5.0 13.50% 4.3x 4.7x 5.1x Capital Expenditures (1.0) (5.0) (5.0) (5.0) (5.0) 14.00% 4.1x 4.5x 4.9x Change in Net Working Capital (0.6) (0.1) (0.7) (0.7) (0.7) 14.50% 4.0x 4.3x 4.7x Unlevered Free Cash Flows $0.3 $8.9 $9.8 $11.2 $11.6 15.00% 3.9x 4.2x 4.6x DCF Assumptions Present Value PV of Terminal Value Based of Cash Flows on Perpetual Growth Rate for Implied Enterprise Value (2022 - 2025) 2025 Unlevered Free Cash Flow Discount Rate 0.00% 1.00% 2.00% 0.00% 1.00% 2.00% Discount Rate 0.00% 1.00% 2.00% 13.00% $24.7 $64.6 $70.7 $77.9 $89.3 $95.4 $102.6 13.00% 72.4% 74.1% 75.9% 13.50% $24.5 $61.5 $67.1 $73.6 $86.0 $91.6 $98.1 13.50% 71.5% 73.2% 75.0% 14.00% $24.3 + $58.6 $63.8 $69.8 = $82.9 $88.1 $94.1 14.00% 70.7% 72.4% 74.1% 14.50% $24.2 $55.9 $60.7 $66.2 $80.1 $84.8 $90.4 14.50% 69.8% 71.5% 73.3% 15.00% $24.0 $53.5 $57.9 $62.9 $77.5 $81.8 $86.9 15.00% 69.0% 70.7% 72.4% PV of Terminal Value as a % of Enterprise Value Implied 2025E Adjusted EBITDA Terminal Multiple [3] 25

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Transaction Implied Premiums to Historical Stock Trading Prices (dollars per share in actuals) 1. Closing prices per Capital IQ. VWAP based on trading information, per Bloomberg as of 6/9/22. 2. Reflects the closing stock price on June 1, 2022, immediately prior to public announcement of the Final Proposal. “Final Proposal” refers to final, non - binding expression of interest from Steel Partners on May 27, 2022 (based on cash consider ation of $1.35 per share and ModusLink CVR), which was publicly announced on 6/1/22 after market close. “Revised Proposal” refers to the revised, non - binding expression of interest from Steel Partners on March 24, 2022 (based on cas h consideration of $1.30 per share), which was publicly announced on 3/28/22 after market close. “Initial Proposal” refers to the initial, non - binding expression of interest from Steel Partners on November 19, 2020 (based on consideration per share of $0.65 to $0.72), which was publicly announced the same day after market close. VWAP refers to Volume - Weighted Average Price. Source: Capital IQ and Bloomberg. Implied Premium of Per Share Cash Trading Period Selected Merger Consideration As of 6/9/22 Metric [1] over Selected Metric Unaffected Date Closing (6/1/22) $1.22 10.7% [2] 1-Day Closing Price $1.27 6.3% 10-Day VWAP $1.25 7.8% 20-Day VWAP $1.21 11.4% 30-Day VWAP $1.23 10.1% 2-Month VWAP $1.25 8.1% 3-Month VWAP $1.24 8.9% 6-Month VWAP $1.28 5.2% 12-Month VWAP $1.64 (17.6%) Since Final Proposal (6/1/22) VWAP $1.27 6.1% Since Revised Proposal (3/28/22) VWAP $1.25 8.4% Since IWCO Disposition (2/25/22) VWAP $1.25 7.6% Since Initial Proposal (11/19/20) VWAP $1.91 (29.5%) 52-Week High - 10/14/21 Closing $2.40 (43.8%) 52-Week Low - 2/23/22 Closing $1.00 35.0% 27

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW 0.0% 15.3% 84.2% 0.5% 0.0% 0.0% 0.0 0.0 0.1 0.0 0.0 0.0 $1.05- $1.15 $1.15- $1.25 $1.25- $1.35 $1.35- $1.45 $1.45- $1.55 $1.55- $1.65 0.6% 50.1% 46.4% 2.8% 0.0% 0.0% 0.0 2.4 2.2 0.1 0.0 0.0 $1.05- $1.15 $1.15- $1.25 $1.25- $1.35 $1.35- $1.45 $1.45- $1.55 $1.55- $1.65 3 - Month High: $1.50 3 - Month Low: $1.13 0.0 5.0 10.0 15.0 20.0 25.0 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 11/19/20 12/19/20 1/19/21 2/19/21 3/19/21 4/19/21 5/19/21 6/19/21 7/19/21 8/19/21 9/19/21 10/19/21 11/19/21 12/19/21 1/19/22 2/19/22 3/19/22 4/19/22 5/19/22 Volume (millions) Closing Price ($) Volume Price Recent Stock Performance Stock Performance Since Initial Proposal (11/19/20) Last Three Months 1 Since Final Proposal (6/1/22) 1 (shares in millions) (shares in millions) Intraday High : $ 1 . 50 Intraday Low : $ 1 . 13 Intraday High : $ 1 . 36 Intraday Low : $ 1 . 20 1. Based on the closing price in one - minute intervals as provided by Bloomberg and the amount of volume transacted during that i ntraday window. 2. Per Bloomberg, reflects the number of shares traded over the period that are included for purposes of the VWAP calculation s. FY refers to Fiscal Year. Q refers to Quarter. VWAP refers to Volume - Weighted Average Price. Source: Bloomberg and Capital IQ as of 6/9/22. Indicates Earnings Announcement Q1 FY 21 Q2 FY 21 Q3 FY 21 Q4 FY 21 Q2 FY 22 Announcement of IWCO Disposition (2/25/22) VWAP Volume 2 : 4.7 million VWAP: $1.24 VWAP Volume 2 : 0.1 million VWAP: $1.27 Q1 FY 22 Announcement of Revised Proposal (3/28/22) Announcement of Final Proposal (6/1/22) 28

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Relative Total Shareholder Return Information (Last 3 Years) 1. Since March 28, 2022, the last trading day prior to public announcement of the Revised Proposal. 2. Since June 1, 2022, the last trading day prior to public announcement of the Final Proposal. 3. ModusLink Selected Companies Index includes Celestica, Inc., CJ Logistics Corporation, Deutsche Post AG, FedEx Corporation, Flex Ltd., GX O Logistics, Inc., Jabil Inc., Kerry Logistics Network Limited, Kuehne + Nagel International AG, United Parcel Service, Inc., and Wincanton plc. Source: Capital IQ as of 6/9/22. Total Shareholder Return -100% -75% -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% 250% Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Steel Connect, Inc. S&P 500 Index (Total Return) Steel Partners Holdings L.P. ModusLink Selected Companies Index [3] Three-Year Two-Year One-Year Since Revised Since Final Return Return Return Proposal (3/28/22) [1] Proposal (6/1/22) [2] Steel Connect, Inc. -30.2% 76.0% -40.7% 9.5% 4.1% S&P 500 Index (Total Return) 46.3% 29.1% -3.4% -11.9% -2.0% Steel Partners Holdings L.P. 203.7% 545.6% 52.6% -1.7% -1.7% ModusLink Selected Companies Index [3] 42.6% 35.7% -27.3% -14.9% -4.1% 29

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Present Value of Corporate Expenses Note: Present values as of 6/12/22; mid - year convention applied. Discount Rate range informed by 13% to 15% discount rate range used for ModusLink. 1. Represents a 3.0 - month stub period. 2. Reflects salaries of Steel Partners employees based on allocation of time for functions performed for the benefit of Steel Co nnect. 3. Includes legal fees, auditor fees, investor relations fees, and stock market fees, among other professional fees. 4. Tax at 26.0%, per SC management. E refers to Estimated. Source: SC management, Corporate Expense Projections. (dollars in millions) Projected Fiscal Year Ending July 31, 2022E [1] 2023E 2024E 2025E Management Salary and Wages [2] ($0.3) ($2.2) ($2.3) ($2.3) Board Fees ($0.3) ($1.0) ($1.0) ($1.0) Other Professional Fees [3] ($0.9) ($1.6) ($1.6) ($1.6) Tax and Other Expenses ($0.3) ($0.8) ($0.8) ($0.8) Total Corporate Operating Expenses ($1.7) ($5.6) ($5.7) ($5.8) Taxes @ 26.0% [4] $0.4 $1.5 $1.5 $1.5 Tax-Effected Corporate Expenses ($1.3) ($4.1) ($4.2) ($4.3) Present Value PV of Terminal Value Based of Cash Flows on Perpetual Growth Rate for (2022 - 2025) 2025 Tax-Effected Corporate Expenses Discount Rate 0.00% 1.00% 2.00% 0.00% 1.00% 2.00% 13.00% ($11.7) ($24.0) ($26.3) ($29.0) ($35.7) ($38.0) ($40.7) 13.50% ($11.6) ($22.9) ($25.0) ($27.4) ($34.5) ($36.6) ($39.0) 14.00% ($11.5) + ($21.8) ($23.7) ($26.0) = ($33.3) ($35.3) ($37.5) 14.50% ($11.5) ($20.8) ($22.6) ($24.6) ($32.3) ($34.1) ($36.1) 15.00% ($11.4) ($19.9) ($21.5) ($23.4) ($31.3) ($32.9) ($34.8) Implied Present Value of Tax-Effected Corporate Expenses 32

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW NOL Projections Source: SC management, Consolidated Projections. (dollars in millions) Projected Fiscal Year Ending July 31, 2022E 2023E 2024E 2025E Steel Connect Estimated Pretax Income ($9.9) ($8.3) ($8.4) ($7.8) Book to Tax Adjustments 0.1 0.6 0.0 (0.7) IWCO Worthless Stock Deduction Estimate (97.0) 0.0 0.0 0.0 Estimated Taxable Income (Loss) ($106.8) ($7.7) ($8.4) ($8.5) ModusLink Corporation (U.S. Only) Earnings Before Taxes $7.9 $13.8 $15.7 $17.7 % Related to U.S. NA 20.0% 25.0% 30.0% Estimated Pretax Income ($0.3) $2.8 $3.9 $5.3 Tax Adjustments (GILTI) 2.0 2.0 2.0 2.0 Estimated Taxable Income (Loss) $1.7 $4.8 $5.9 $7.3 Consolidated Consolidated Taxable Income (Loss) ($105.1) ($2.9) ($2.5) ($1.1) IRC 163(j) Disallowed Interest Expense 1.4 1.3 1.3 1.3 Total Taxable Income / (Loss) ($103.7) ($1.6) ($1.2) $0.2 34

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Year Generated NOL Amount Illustrative Maximum Tax Shelter [1] Expiration Date FY 2003 $1,786.0 $375.1 7/31/2023 FY 2004 $48.3 $10.2 7/31/2024 FY 2007 $19.4 $4.1 7/31/2027 FY 2008 $39.7 $8.3 7/31/2028 FY 2009 $4.8 $1.0 7/31/2029 FY 2011 $14.6 $3.1 7/31/2031 FY 2012 $5.3 $1.1 7/31/2032 FY 2013 $44.0 $9.2 7/31/2033 FY 2015 $12.7 $2.7 7/31/2035 FY 2016 $40.9 $8.6 7/31/2036 FY 2017 $13.1 $2.7 7/31/2037 FY 2018 $30.7 $6.4 7/31/2038 FY 2022 $97.0 $20.4 NA [3] Total $2,156.4 $452.8 Illustrative Federal NOL Observations Note: Does not reflect $73.4 million of foreign NOLs or $111.1 million of state NOLs, which SC management has indicated it do es not project utilizing over the projection period. 1. Calculated by multiplying corresponding gross NOL amount by the current federal tax rate of 21.0%. Shown for illustrative pur pos es only. 2. Reflects $97 million worthless stock deduction from disposition of IWCO, per SC management. Additional NOLs may be generated in FY 2022 depending on final year - end results. 3. NOLs generated after FY 2018 are not expected to expire, per SC management. FY refers to Fiscal Year; NA refers to Not Available; NOL refers to Net Operating Loss. Source: SC management, Consolidated Projections. (dollars in millions) Schedule of Steel Connect Federal NOLs [2] 35

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Weighted Average Cost of Capital Calculation ModusLink Note: No company used in this calculation for comparative purposes is identical to ModusLink. 1. Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock. 2. Total Debt refers to total debt amount based on most recent public filings as of 6/9/22. 3. Dd refers to Implied Tax - Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt. LTM Adjusted EBITDA, based on most recent public filings as of 6/9/22, is assumed to be a valid proxy for Adjusted Taxable I ncome for the selected companies. 4. Dnd refers to Implied Non - Tax - Deductible Debt, which equals Total Debt minus Dd. 5. Equity Market Value based on closing price on 6/9/22 and on diluted shares as of 6/9/22. 6. Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 6/9/22. 7. Financial information for GXO Logistics, Inc. is presented on a standalone basis, excluding the impact of the acquisition of Clipper Logistics plc, due to the lack of pro forma historical financial information being publicly available. 8. Based on actual levered 5 - year weekly beta per Bloomberg as of 6/9/22. 9. Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + ( Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)). 10. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply - side and demand - side models and other materials. 11. Duff & Phelps Cost of Capital Navigator ("Navigator"). 12. Cost of Equity = Risk - Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk - Free Rate of Return a s of 6/9/22, based on 20 - year U.S. Treasury Bond Yield. 13. Based on selected company weighted average interest rate per most recent public filings as of 6/9/22 (for consistency). 14. Based on selected company weighted average preferred dividend per most recent public filings as of 6/9/22. *Excluded from median and mean data due to low r - squared of observed beta and/or limited trading history, among other factors. NA refers to not available. Sources: Bloomberg, Capital IQ. Total Debt to Dd to Dnd to Total Debt to Dd to Equity Dnd to Equity Pfd. Stock to Equity Market Pfd. Stock to Total Cap Total Cap Total Cap Equity Market Market Value Market Value Total Cap Value to Total Equity Market Selected Company [1] [2] [1] [3] [1] [4] Value [2] [5] [3] [5] [4] [5] [1] [6] Cap [1] [5] Value [5] [6] Celestica Inc. 30.1% # 30.1% # 0.0% # 43.1% # 43.1% # 0.0% # 0.0% # 69.9% # 0.0% CJ Logistics Corporation 45.0% # 45.0% # 0.0% # 81.7% # 81.7% # 0.0% # 0.0% # 55.0% # 0.0% Deutsche Post AG 32.2% # 32.2% # 0.0% # 47.5% # 47.5% # 0.0% # 0.0% # 67.8% # 0.0% FedEx Corporation 26.5% # 26.5% # 0.0% # 36.0% # 36.0% # 0.0% # 0.0% # 73.5% # 0.0% Flex Ltd. 34.1% # 34.1% # 0.0% # 51.7% # 51.7% # 0.0% # 0.0% # 65.9% # 0.0% GXO Logistics, Inc. [7] 13.4% # 13.4% # 0.0% # 15.5% # 15.5% # 0.0% # 0.0% # 86.6% # 0.0% Jabil Inc. 24.0% # 24.0% # 0.0% # 31.6% # 31.6% # 0.0% # 0.0% # 76.0% # 0.0% Kerry Logistics Network Limited 16.3% # 16.3% # 0.0% # 19.4% # 19.4% # 0.0% # 0.0% # 83.7% # 0.0% Kuehne + Nagel International AG 1.5% # 1.5% # 0.0% # 1.6% # 1.6% # 0.0% # 0.0% # 98.5% # 0.0% United Parcel Service, Inc. 12.4% # 12.4% # 0.0% # 14.1% # 14.1% # 0.0% # 0.0% # 87.6% # 0.0% Wincanton plc 5.1% # 5.1% # 0.0% # 5.4% # 5.4% # 0.0% # 0.0% # 94.9% # 0.0% Median 24.0% 24.0% 0.0% 31.6% 31.6% 0.0% 0.0% 76.0% 0.0% Mean 21.9% 21.9% 0.0% 31.6% 31.6% 0.0% 0.0% 78.1% 0.0% Debt Levered Unlevered Equity Risk Size Cost of Cost of Cost of Pfd. Selected Company Beta [5] Beta [8] Beta [9] Premium [10] Premium [11] Equity [12] Debt [13] Stock [14] WACC Celestica Inc. 1.42 # 1.07 # 6.07% 1.34% 13.4% # 4.1% # NANA 10.2% CJ Logistics Corporation Input 0.30 * 0.19 * 6.07% 1.34% 6.6% # 2.5% # NANA 4.4% Deutsche Post AG Input 0.92 # 0.68 # 6.07% -0.22% 8.8% # 1.5% # NANA 6.3% FedEx Corporation Input 1.18 # 0.92 # 6.07% -0.22% 10.3% # 3.4% # NANA 8.3% Flex Ltd. 1.77 # 1.27 # 6.07% 0.54% 14.7% # 4.3% # NANA 10.8% GXO Logistics, Inc. [7] Input 2.11 * 1.88 * 6.07% 0.54% 16.7% # 2.4% # NANA 14.7% Jabil Inc. 1.64 # 1.32 # 6.07% 0.55% 13.9% # 3.5% # NANA 11.2% Kerry Logistics Network Limited Input 0.69 # 0.61 # 6.07% 0.89% 8.5% # 1.4% # NANA 7.3% Kuehne + Nagel International AG Input 0.61 # 0.60 # 6.07% 0.43% 7.5% # 0.1% # NANA 7.4% United Parcel Service, Inc. 0.90 # 0.81 # 6.07% -0.22% 8.7% # 3.3% # NANA 7.9% Wincanton plc Input 0.73 # 0.70 # 6.07% 2.10% 9.9% # NANA NANA 9.4% Median 0.92 0.81 9.9% 2.9% NA 8.3% Mean 1.10 0.89 10.8% 2.7% NA 8.9% 37

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW Weighted Average Cost of Capital Calculation (cont.) ModusLink 1. Risk - Free Rate of Return as of 6/9/22, based on 20 - year U.S. Treasury Bond Yield. 2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply sid e and demand side models and other materials. Adjusted by correlation between the S&P 500 TR Index and the MSCI Daily TR Gross World Index. 3. Navigator. 4. Forward tax rate, per Steel Connect and ModusLink management. 5. ModusLink LTM Adjusted EBITDA is assumed to be a valid proxy for ModusLink Adjusted Taxable Income. 6. ModusLink Total Debt refers to total debt amount of ModusLink as of 6/9/22. 7. ModusLink Dd refers to Implied Tax - Deductible Debt of ModusLink, which equals the lesser of (a) 30% of ModusLink Adjusted Taxable Income/Cos t of Debt, or (b) ModusLink Total Debt. Based on Capital Structure Assumptions. 8. ModusLink Dnd refers to Implied Non - Tax - Deductible Debt of ModusLink, which equals ModusLink Total Debt minus ModusLink Dd. 9. Based on review of corresponding metrics of selected companies listed on previous page. 10. Based on ModusLink’s Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total C ap italization. 11. Based on review of selected companies’ unlevered betas listed on previous page. 12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions. 13. Cost of Equity = Risk - Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market As sumptions. Sources: Bloomberg, Capital IQ. (dollars in millions) Market Capital Structure Cost of Equity for Assumptions Assumptions Computed WACC Risk-Free Rate of Return [1] 3.40% ModusLink Adjusted Taxable Income [5] $9.6 Selected Unlevered Beta [11] 0.81 Equity Risk Premium [2] 6.07% ModusLink Total Debt [6] $0.0 Computed Levered Beta [12] 1.07 Size Premium [3] 7.89% ModusLink Dd [7] $0.0 Cost of Equity [13] 17.8% Tax Rate [4] 25.00% ModusLink Dnd [8] $0.0 Debt Beta [15] Total Debt to Total Capitalization [9] 24.0% Dd to Total Capitalization [10] 0.0% Dnd to Total Capitalization [10] 24.0% Total Debt to Equity Market Value 31.6% Dd to Equity Market Value [10] 0.0% Dnd to Equity Market Value [10] 31.6% Preferred Stock to Total Capitalization [9] 0.0% Equity Market Value to Total Capitalization [9] 76.0% Preferred Stock to Equity Market Value 0.0% Cost of Debt [9] 2.9% Cost of Preferred Stock [9] NA Computed Weighted Average Cost of Capital 14.2% Selected Weighted Average Cost of Capital Range 13.0% -- 15.0% 38

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 Supplemental Financial Analysis Schedule 31 NOL Information 33 Weighted Average Cost of Capital Calculation 36 Selected Ownership Information 39 6. Disclaimer 42

Ownership Summary
Steel Connect

(shares outstanding in millions)

Holder	As-Converted Shares [1] Shares	% Outstanding	% of Unafilliated
Steel Partners Holdings L.P. [1]	42.3	50.1%	
Warren Lichtenstein (Executive Chairman & Interim CEO)	1.6	1.9%	
Jack Howard (Director)	0.9	1.0%	
Glen Kassan (Vice Chairman)	0.4	0.5%	
Other Current / Former Directors and Executive Officers [2]	1.7	2.0%	
Steel Partners and Other Insiders	**46.8**	**55.4%**	
GAMCO Investors, Inc. (NYSE:GBL)	2.6	3.0%	6.8%
Renaissance Technologies LLC	2.2	2.6%	5.8%
The Vanguard Group, Inc.	1.9	2.2%	5.0%
BlackRock, Inc. (NYSE:BLK)	1.0	1.2%	2.7%
Bridgeway Capital Management, LLC	0.3	0.3%	0.7%
Bank of America Corporation	0.2	0.3%	0.6%
Geode Capital Management, LLC	0.2	0.3%	0.6%
Other Public Shareholders	29.3	34.6%	77.7%
Total Public Float [2]	**37.7**	**44.6%**	**100.0%**
Total As-Converted Shares [1]	**84.5**	**100.0%**	

1. Includes (i) 17.9 million shares of common stock underlying the Company's Series C Convertible Preferred Stock and (ii) 6.3 million shares of common stock underlying the Company's Convertible Senior Notes, both of which are owned by Steel Partners, presented on an as-converted basis. Based on total common shares outstanding as of June 1, 2022, per SC management.
2. Source: Capital IQ.

Denotes ownership of Steel Partners' 13D group.

Source: Capital IQ, Bloomberg, public filings, SC management.

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HOULIHAN LOKEY 20

Recent Trading Activity by Shareholder

Largest Steel Connect Shareholders (Excluding Steel Partners and Other Insiders)

(dollars and shares in actuals)

Stockholder	Latest Shareholdings	% of Total Float	Net Shares Added / (Deducted) by Quarter							
			Q2 CY 2020	Q3 CY 2020	Q4 CY 2020	Q1 CY 2021	Q2 CY 2021	Q3 CY 2021	Q4 CY 2021	Q1 CY 2022
GAMCO Investors, Inc.	2,553,000	6.8%	552,000	1,610,920	(7,422)	(511,799)	(278,050)	19,351	-	-
% of Holdings Traded			*47.3%*	*93.7%*	*(0.2%)*	*(15.4%)*	*(9.9%)*	*0.8%*	*0.0%*	*0.0%*
Renaissance Technologies LLC	2,199,315	5.8%	283,239	121,943	293,441	(91,033)	(102,444)	(114,404)	(125,800)	(97,881)
% of Holdings Traded			*13.9%*	*5.3%*	*12.0%*	*(3.3%)*	*(3.9%)*	*(4.5%)*	*(5.2%)*	*(4.3%)*
The Vanguard Group, Inc.	1,901,359	5.0%	(102,386)	(146,947)	(21,801)	1,228,031	31,156	61,779	54,115	(8,108)
% of Holdings Traded			*(12.7%)*	*(20.9%)*	*(3.9%)*	*229.8%*	*1.8%*	*3.4%*	*2.9%*	*(0.4%)*
BlackRock, Inc.	1,024,979	2.7%	(81,325)	15	1,275	2,180	(72,226)	(599)	6,497	(13,540)
% of Holdings Traded			*(6.9%)*	*0.0%*	*0.1%*	*0.2%*	*(6.5%)*	*(0.1%)*	*0.6%*	*(1.3%)*
Bridgeway Capital Management, Inc.	262,845	0.7%	(250,600)	(43,000)	(35,200)	(46,155)	68,700	-	-	(12,000)
% of Holdings Traded			*(43.1%)*	*(13.0%)*	*(12.2%)*	*(18.3%)*	*33.3%*	*0.0%*	*0.0%*	*(4.4%)*
Bank of America Corporation	243,500	0.6%	-	1,220	(1,220)	-	310	12,216	157,303	73,671
% of Holdings Traded			*0.0%*	*New Position*	*(100.0%)*	*0.0%*	*New Position*	*3940.6%*	*1255.8%*	*43.4%*
Geode Capital Management, LLC	232,624	0.6%	-	-	-	29,080	13,335	-	-	-
% of Holdings Traded			*0.0%*	*0.0%*	*0.0%*	*15.3%*	*6.1%*	*0.0%*	*0.0%*	*0.0%*
VWAP During Quarter			$0.58	$0.56	$0.74	$2.14	$2.01	$1.90	$1.79	$1.25
High Closing Stock Price During Quarter			$0.87	$0.67	$0.98	$2.67	$2.21	$2.07	$2.40	$1.57
Low Closing Stock Price During Quarter			$0.46	$0.51	$0.51	$0.77	$1.79	$1.64	$1.31	$1.00

Note: Net Shares Added / (Deducted) is shown through Q1 CY 2022.
CY refers to Calendar Year; Q refers to Quarter; VWAP refers to Volume-Weighted Average Price.
Source: Capital IQ, Bloomberg, public filings.

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HOULIHAN LOKEY | 21

Page 1. Executive Summary 3 2. Selected Updates Since Prior Discussion Materials 8 3. Financial Analyses: ModusLink 20 4. Selected Public Market Observations 26 5. Appendices 30 6. Disclaimer 42

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Steel Connect, Inc . (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company . This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith . Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials . The materials are for discussion purposes only . 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CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable . The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material . 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CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW 45 CORPORATE FINANCE FINANCIAL RESTRUCTURING FINANCI AL AND VALUATION ADVISORY HL .com